Exhibit 2.13

STOCK PURCHASE AGREEMENT

by and among

KITOV PHARMACEUTICALS HOLDINGS LTD.

as the Buyer

and

CERTAIN STOCKHOLDERS OF TYRNOVO LTD.

as the Sellers

and

MR. RAANAN BAR-ZOHAR

as the Stockholders Representative

Dated as of October 3, 2017

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is entered into as of October 3, 2017, by and among Kitov Pharmaceuticals Holdings Ltd., an Israeli publicly traded corporation (“Buyer”), certain stockholders of TyrNovo Ltd., an Israeli private corporation (the “Company”), who are identified on Exhibit A attached hereto (collectively “Sellers” and individually a “Seller”), and Mr. Raanan Bar-Zohar, Adv. of Balter, Guth, Aloni & Co. Law Offices (the “Stockholder Representative”). Buyer, each of the Sellers and the Stockholder Representative are sometimes referred to individually herein as a “Party” and collectively as the “Parties.”

RECITALS

A.	Sellers own beneficially and of record such issued and outstanding shares of capital stock of the Company as set forth on Exhibit A attached hereto (the “Shares”).

B.	This Agreement contemplates a series of transactions in which Buyer will purchase from Sellers, and Sellers will sell to Buyer, the Shares in return for the equity based consideration and other obligations set forth below and in the agreements and undertakings annexed hereto.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the agreements, representations, warranties and covenants herein contained, the Parties agree as follows.

ARTICLE 1

DEFINITIONS

1.1 For purposes of this Agreement, the following terms have the meanings specified:

“Affiliate” means any Person that directly or indirectly controls, is controlled by, or is in common control with, any other Person. For purposes of the preceding sentence, “control’ means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, of the Company, Buyer or their respective customers, suppliers, distributors or other business relations, including all information concerning finances, customer information, supplier information, products, services, prices, organizational structure and internal practices, forecasts, sales and other financial results, records and budgets, and business, marketing, development, sales and other commercial strategies, unpatented inventions, ideas, methods and discoveries, trade secrets, know- how, unpublished patent applications and other confidential intellectual property, designs, specifications, documentation, components, source code, object code, schematics, drawings, protocols and processes.

“Damages” means all penalties, fines, costs, Liabilities, obligations, Taxes, losses, expenses and fees, including court costs and reasonable attorneys’ fees and expenses.

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“Escrow Agent” means an independent third party escrow agent mutually acceptable to the Buyer and the Stockholder Representative.

“Escrow Agreement” means the Escrow Agreement, dated as of the Closing Date among the Seller, Buyer and the Escrow Agent, in the form attached hereto as Exhibit B.

“Escrow Amount” means all Consideration Shares.

“Escrow Fund” means, at any given time after the Closing, the Escrow Amount, as such amount may be decreased as provided in this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Expiration Date” a date which is 12 months from Closing date.

“GAAP” means either U.S. generally accepted accounting principles, or International Financial Reporting Standards, consistently applied.

“Governing Documents” means, as to any Person, the articles of incorporation or certificate of incorporation and code of regulations and/or bylaws (if such Person is a corporation); the partnership agreement and partnership certificate (if such Person is a partnership); or the articles of organization and operating agreement (if such Person is a limited liability company); and other documents relating to and establishing or governing the existence and legal operation of such Person, of any type or nature, each as amended to date.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, bureau, board, department, official, body or other instrumentality of the United States, Israel, or any foreign country, or any domestic or foreign state, province, county, city, other political subdivision or any other similar body or organization exercising governmental or quasi governmental power or authority, including Regulatory Agencies.

“Indebtedness” means without duplication: (a) all obligations (including the principal amount thereof or, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) of the Company, whether or not represented by bonds, debentures, notes or other securities (whether or not convertible into any other security), for the repayment of money borrowed, whether owing to banks or other financial institutions, on equipment leases or otherwise; (b) all deferred indebtedness of the Company for the payment of the purchase price of property or assets purchased (other than accounts payable incurred in the Ordinary Course of Business); (c) all obligations of the Company to pay rent or other amounts under a lease which is required to be classified as a capital lease on the face of a balance sheet prepared in accordance with GAAP (applied on a basis consistent with the basis on which the Most Recent Financial Statements were prepared and in accordance with the Company’s historic past practice); (d) all outstanding reimbursement obligations of the Company with respect to letters of credit, bankers ’ acceptances or similar facilities issued for the account of the Company; (e) all obligations of the Company under any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or an-arrangement entered into for the purpose of limiting or managing interest rate risks; (f) all obligations secured by any Security Interest existing on property owned by the Company, whether or not indebtedness secured thereby will have been assumed; (g) all guaranties, endorsements, assumptions and other contingent obligations of the Company in respect of, or to purchase or to otherwise acquire, indebtedness of others; (h) all premiums, penalties, fees, expenses, breakage costs and change of control payments required to be paid or offered in respect of any of the foregoing on prepayment, as a result of the consummation of the transactions contemplated by the Agreement or in connection with any lender consent; and (i) all obligations of the Company, whether interest bearing or otherwise, owed to any security holder of the Company and/or any Affiliate of any security holder of the Company.

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“Intellectual Property” means, collectively, in the United States, Israel and all other countries or jurisdictions, (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all Patents, design rights and industrial designs (b) all Trademarks, all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all moral rights, copyrights and other rights in any work of authorship, compilation, derivative work or mask work and all applications, registrations, and renewals in connection therewith, (d) all Patents, (e) all trade secrets and confidential information (including confidential ideas, research and development, know-how, methods, formulas, compositions, manufacturing and production processes and techniques, technical and other data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) Software, (g) works of authorship (whether or not copyrightable), copyrights and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof, including website content, product artwork, promotion and marketing materials, (h) all other proprietary or intellectual property rights, (i) all copies and tangible embodiments of any of the foregoing (in whatever form or medium), (j) the exclusive right to display, perform, reproduce, make, use, sell, distribute, import, export and create derivative works or improvements based on any of the foregoing and (k) all income, royalties, damages and payments related to any of the foregoing (including damages and payments for past, present or future infringements, misappropriations or other conflicts with any intellectual property), and the right to sue and recover for past, present or future infringements, misappropriations or other conflict with any intellectual property.

“Israeli Securities Laws” means the Israeli Securities Law, 5728-1968, the rules and regulations promulgated under thereunder, and any listing rules and regulations of the TASE.

“Knowledge” means, when referring to the “knowledge” of a Seller, or any similar phrase or qualification based on knowledge of the Seller, (a) the actual knowledge of any employee, officer or person serving on the ultimate governing body (i.e., director of a corporation, manager of a limited liability company or other equivalent role) of the Company; and (b) the knowledge that any such Party referenced in clause (a) above, as a prudent business person, would have obtained after making due inquiry with respect to the particular matter in question.

“Law” means the common law of any state or other jurisdiction, or any provision of any foreign, federal, state or local law, statute, code, rule, regulation, Order, certification standard, accreditation standard, Permit, judgment, regulatory code of practice, statutory guidance, injunction, decree or other decision of any court or other tribunal or Governmental Authority, including any Information Privacy and Security Law.

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“Liabilities” means any Indebtedness, liabilities, demands, commitments or obligations of any nature whatsoever, whether accrued or unaccrued, absolute or contingent, direct or indirect, asserted or unasserted, fixed or unfixed, known or unknown, choate or inchoate, perfected or unperfected, liquidated or unliquidated, secured or unsecured, or otherwise, whether due or to become due, whether arising out of any Contract or tort and whether or not the same would be required by GAAP to be stated in financial statements or disclosed in the notes thereto.

“Liens” means all liens, security interests, claims, mortgages, deeds of trust, preemptive rights, leases, charges, options, rights of first refusal, easements, proxies, voting trusts or agreements, transfer restrictions, pledges, assessments, covenants, warrants, rights, calls, commitments or other contract rights, burdens and other encumbrances of every kind, including restrictions on voting or use.

“Losses” means any and all Liabilities, losses, damages, judgments, awards, settlements, royalties, diminution in value, interest, penalties, fines, Taxes, demands, Proceedings, claims, deficiencies, costs and expenses of any kind (including reasonable fees and expenses of attorneys, accountants and other experts paid in connection with the investigation or defense of any of the foregoing or any Proceeding relating to any of the foregoing).

“Material Adverse Effect” means any change, event, effect, claim, circumstance or matter (each, an “Effect”) that (considered together with all other Effects) is, or could reasonably be expected to be or to become, materially adverse to: (a) the business, condition, assets, capitalization, Intellectual Property, Liabilities, operations, results of operations or financial performance of the Company taken as a whole; (b) Buyer’s right to own, or to receive dividends or other distributions with respect to, the shares of the Company; or (c) the ability of the Company or any of the Sellers to perform any of their material covenants or obligations under this Agreement or under any other contract or instrument executed, delivered or entered into in connection with any of the transactions contemplated by this Agreement such that any such inability to perform would impair the ability of Sellers to consummate the transactions contemplated hereby.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice of the Company, as applicable.

“Order” means any order, judgment, ruling, injunction, award, stipulation, assessment, decree or writ, whether preliminary or final, of any Governmental Authority.

“Patents” means all patent disclosures, patent applications and patents and all registrations, continuations, continuations-in-part, divisionals, re-examinations, renewals, extensions and reissues and counterparts thereof of the United States and all countries and jurisdictions foreign thereto and all reissues, reexamined patents, divisions, continuations, continuations-in-part, revisions, and extensions thereof.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated association, corporation, firm or other entity or any Governmental Authority.

“Post-Closing Buyer’s Corporate Governance Agreements” means the individual agreements to be entered into at Closing by Seller with Buyer covering corporate governance managements, including relationships between shareholders and/or management and other shareholder arid corporate governance matters in the form attached hereto as Exhibit C.

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“Proceeding” means any suit, action, cause of action, litigation, hearing, inquiry, examination, demand, proceeding, controversy, complaint, appeal, notice of violation, citation, summons, subpoena, arbitration, mediation, dispute, claim, investigation or audit of any nature whether civil, criminal, administrative, regulatory or otherwise and whether at Law or in equity.

’“Related Party” means each officer or director of the Company and its Affiliates, each family member of any director or officer of the Company and its Affiliates, each trust for the benefit of any of the foregoing, and each Affiliate of any of the foregoing.

“Security Interest” means any mortgage, pledge, lien, encumbrance, charge or other security interest, other than (a) mechanic’s and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Laws” means the Securities Act, the Exchange Act and the Israeli Securities Laws.

“Service Provider” means each director, officer, employee, manager, independent contractor, consultant, leased employee, or other Service Provider of the Company.

“Software” means all Internet domain names and websites, (including top level domain names and global top level domain names) and social media identifiers, handles and tags, computer software and firmware (including source code, executable code, data, databases, user interfaces and related documentation).

“TASE” means the Tel Aviv Stock Exchange.

“Tax” means any and all multi-national, U.S. Israeli, federal, state, local, or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, entertainment, amusement, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, ad valorem, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, composite, healthcare (whether or not considered a tax under applicable Law), escheat or unclaimed property (whether or not considered a tax under applicable Law) or other tax, of any kind whatsoever, including any interest inflation indexation, linkage differentials, penalties or additions to Tax, any penalties resulting from any failure to file or timely file a Tax Return, or additional amounts in respect of the foregoing; the foregoing will include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto).

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“Tax Returns’’ means returns, declarations, reports, notices, forms, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed with any Governmental Authority, or maintained by any Person, or required to be maintained by any Person, in connection with the determination, assessment or collection of any Tax of any Party or the administration of any Laws, regulations or administrative requirements relating to any Tax.

“Tax Withholding Certification(s)” means such documentation delivered by the Stockholders Representative to Buyer with respect to either, (i) each and every Seller; or, (ii) with respect to the Sellers as group, certifying that the Buyer has no Tax withholding at source obligations to the Israeli Tax Authority in connection with respect to such Seller, or to all of the Sellers, as applicable, in connection with the transactions contemplated hereunder.

“Trademarks” means, in the United States and all countries and jurisdictions foreign thereto, registered trademarks, registered service marks, trademark and service mark applications, unregistered trademarks and service marks, registered trade names and unregistered trade names, corporate names, fictitious names, registered trade dress and unregistered trade dress, logos, slogans, Internet domain names, rights in telephone numbers, and other indicia of source, origin, endorsement, sponsorship or certification, together with all translations, adaptations, derivations, combinations and renewals thereof.

“Transaction Documents’’ means this Agreement, the Ancillary Agreements, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Treasury Regulations” means the Treasury Regulations promulgated under the Code.

“U.S.” or “United States” means the United States of America.

ARTICLE 2

PURCHASE AND SALE OF SHARES

2.1 Basic Transaction. Subject to the terms and conditions of this Agreement, at the Closing Buyer agrees to purchase from each Seller, and each Seller agrees to sell, assign, transfer and deliver to Buyer, all of such Seller’s Shares for the consideration specified in this Article 2, free and clear of any and all Security Interests. The issued and outstanding Shares of the Company to be sold, assigned and transferred pursuant to this Article 2 total in the aggregate 4,024 Shares, and represent, as of the date hereof, all of the issued and outstanding Shares of the capital stock, as well as any other equity instruments, of the Company which are held by the Sellers.

2.2 Purchase Price. In consideration of the transfer of the Shares and the other obligations set forth in this Agreement, the aggregate purchase price to be paid by Buyer for the Shares will consist of the issuance by Buyer to Sellers, their Pro Rata Share of 13,169,689 of Buyer’s Ordinary Shares of no par value each (the “Consideration Shares” or the “Consideration”), as set forth on Exhibit A. At the Closing, subject to fulfilment of the Conditions Precedent detailed in Article 6 to full satisfaction of the Buyer, Buyer shall deliver evidence reasonably satisfactory to Stockholder Representative that the Consideration Shares have been duly issued by Buyer in the names of the Escrow Agent on behalf of the Sellers.

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2.3 The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely through the electronic exchange of closing documents and physical delivery of any certificates representing the Shares or Consideration Shares, by no later than 17:00 p.m. Israel time on Wednesday, November 1, 2017 (or at such other time and location mutually agreeable to the Parties) (the “Closing Date”).

2.4 Deliveries at the Closing. At the Closing, in addition to the fulfillment of any of the conditions required of any Party as set forth in ARTICLE 6 and ARTICLE 7, Stockholder Representative will deliver to Buyer (a) a validly executed stock power in the form attached hereto as Schedule 2.4a signed by each Seller; (h) a certificate duly executed by the Seller in a form attached herein as Schedule 2.4b and containing, inter alia, the representation and warranty of such Seller that the conditions set forth in Sections 6.1 through 6.4 and 6.7 through 6.9 have been duly satisfied; (c) the Post Closing Buyer Corporate Governance Agreement signed by each Seller; (d) the Tax Withholding Certifications; and, Buyer will deliver to Stockholder Representative: (a) a certificate duly executed by the Buyer and containing the representation and warranty of Buyer that the conditions set forth in Sections 7.1 through 7.3, and 7.5 through 7.6 have been duly satisfied; and (h) confirmation from the Buyer that the Escrow Amount has been deposited with the Escrow Agent in accordance with the terms of the Escrow Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

CONCERNING THE TRANSACTION

3.1 Representations and Warranties of Sellers. Each of the Sellers represents and warrants to Buyer as follows:

(a) Capacity and Authorization of Sellers. The Seller is duly organized (to the extent Seller is not a natural person), validly existing (to the extent Seller is not a natural person) and in good standing under the Laws of the jurisdiction of its formation, and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted. To the extent Seller is not a natural person, the Seller is not in violation of any of the provisions of its charter documents, bylaws, articles of association or similar organizational documents. The Seller has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and each of the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which the Seller is party, the performance by the Seller of its obligations hereunder and thereunder and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly authorized. This Agreement has been, and the Ancillary Agreements to which the Seller is party will be, duly executed and delivered by the Seller and constitute the legal, valid and binding obligation of the Seller, enforceable against it in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting the rights of creditors generally and the availability of equitable remedies. The Seller has not granted to any Person any power of attorney in respect of it or relating to the conduct of its business. The Seller has never approved, or commenced any proceeding or made any election contemplating, the dissolution or liquidation of the Seller or the winding up or cessation of its business. In the event the Seller is a natural person, it has the legal capacity to execute and deliver this Agreement, and the other Ancillary Agreements contemplated herein, and to perform his obligations hereunder and thereunder,

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(b) Noncontravention. Neither the execution and the delivery of this Agreement, and the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby and thereby, will materially (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which a Seller is subject or, in the case of a Seller that is not a natural person, its Governing Documents, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license or instrument to which any Seller is a party or by which any Seller is bound or to which any of Seller’s assets is subject.

(c) Brokers’ Fees. The Sellers do not have any Liability or obligation to pay any finder’s fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer or the Company are or could become liable or obligated. Seller hereby represents and warrants, that it is not a party to any undertaking pursuant to which Buyer is obligated to pay any fee to Lior Tamar Investments Ltd. in connection with the transaction contemplated by this Agreement.

(d) Shares. Each Seller holds of record and owns beneficially the number of Shares set forth next to his or its name in Schedule 3.1(d), free and clear of any restrictions on transfer (other than restrictions under the Securities Laws), Security Interests, options, warrants and purchase rights, and on the Closing Date will have full and unrestricted power to sell, assign, transfer and deliver such Shares. All of such Seller’s Shares are duly authorized, validly issued, fully paid and non-assessable, and are held of record and owned beneficially by such Seller as set forth in Schedule 3.1, and none of the Shares are subject to preemptive rights, repurchase option, forfeiture provision or restriction on transfer created by statute (other than restrictions on transfer imposed by virtue of applicable securities laws), the Governing Documents, or any agreement to which the Seller is a party or by which it is bound. Except as set forth in Schedule 3.1, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock with respect to such Seller. Except as set forth in Schedule 3.1, the Company has no obligation of any kind to issue any additional Shares to such Seller.

(e) Absence of Litigation. No Seller is a party to any, and there are no pending or, to the Knowledge of Sellers, threatened proceedings, against any Seller challenging the validity of the transactions contemplated by this Agreement which, if determined adversely, would prevent the consummation of the transactions contemplated by this Agreement.

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(f) Investment Representations. Each Seller hereby acknowledges that the Consideration Shares have not been registered under the Securities Laws and that they are being offered and sold pursuant to exemptions from registration contained in the Securities Laws based in part upon their representations and warranties contained in this Agreement. Accordingly, each hereby represents and warrants as follows:

(i) Economic Risk. It is capable of evaluating the merits and risks of its investment in Buyer and has the capacity to protect its own interests. Any interest in the Consideration Shares may not be sold, pledged or otherwise transferred or hypothecated unless the Consideration Shares are registered pursuant to the Securities Laws, or an exemption from such registration is available under the Securities Laws, and in the absence of such registration or exemption, the holder must bear the economic risk of this investment indefinitely. It understands that there is no assurance that any exemption from registration under the Securities Laws will be available and that, even if available, such exemption may not allow the transfer all or any portion of the Consideration Shares under the circumstances, in the amounts or at the times the holder might propose.

(ii) Acquisition for Own Account. The recipient of the Consideration Shares is acquiring them for its own account for investment only, and not with a view towards their distribution or resale, without prejudice, however, to its right, at all times, to sell or otherwise dispose of all or any part of such securities pursuant to an effective registration statement under the Securities Laws or under an exemption from such registration and in compliance with applicable securities Laws.

(iii) Protecting Its Interest. By reason of its, or of its management’s (if any), business or financial experience, it has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.

(iv) General Solicitation. The Consideration Shares are not being purchased as a result of any advertisement, article, notice or other communication regarding the Consideration Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(v) Buyer’s Information. No offering memorandum or similar disclosure document has been prepared in connection with the offer of the Consideration Shares, and it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the Buyer’s reports filed publicly with the SEC and/or TASE and has been afforded access to publicly disclosed information about the Buyer and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment and that is necessary to make an informed investment decision with respect to the investment in the Buyer. The only representations and warranties being given by the Buyer are contained in this Agreement. No broker or agent of the Buyer has provided any information or advice with respect to the Consideration Shares nor is such information or advice necessary or desired. It is clarified and acknowledged by each Seller that neither of Goldman Hirsh Partners Ltd., nor any Affiliate thereof, nor any officer, agent or consultant of the above, has acted in any way on behalf of Buyer.

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(vi) Rule 144. Each Seller acknowledges that it is aware that Rule 144 under the Securities Act which allows for the public resale of restricted and control securities, as the case may be, if a number of conditions are met, may not necessarily be available with respect to the Consideration Shares and, in any event, is available only if certain conditions are satisfied, and that any sale of the Consideration Shares that might be made in reliance upon Rule 144 may only be made in accordance with the terms and conditions of such rule and that a copy of Rule 144 will be delivered to a Seller upon request.

(vii) Regulation S Exemption. Seller understands that the Consideration Shares are being offered and sold to Seller in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Buyer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Seller set forth herein in order to determine the applicability of such exemptions and the suitability of the Seller to acquire the Consideration Shares. In this regard, each Seller represents, warrants and agrees that:

(a) Such Seller is not a U.S. Person (as defined in Regulation S) and is not an affiliate (as defined in Rule 501(b) under the 1933 Act) of the Buyer and is not acquiring the Consideration Shares for the account or benefit of a U.S. Person.

(b) At the time of the origination of contact concerning the issuance of the Consideration Shares and the date of the execution and delivery of this Agreement, Seller was outside of the United States.

(c) Seller will not, during any ‘distribution compliance period’ under Regulation S, if applicable (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Consideration Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

(d) Seller will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Consideration Shares only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws.

(e) Neither Seller nor or any person acting on Seller’s behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Consideration Shares and Seller and any person acting on Seller’s behalf have complied and will comply with any applicable “offering restrict ions” requirements of Regulation S under the Securities Act.

(f) The issuance of the Consideration Shares contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person , and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

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(g) Neither Seller nor any person acting on Seller’s behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Consideration Shares. Seller agrees not to cause any advertisement of the Consideration Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Consideration Shares.

(viii) Compliance with Laws. Any resale of the Consideration Shares during a ‘distribution compliance period’, if applicable, as defined in Rule 902(t) to Regulation S shall only be made in compliance with exemptions from registration afforded by Regulation S. Further, any such sale of the Consideration Shares in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction. Seller will not offer to sell or sell the Consideration Shares in any jurisdiction unless Seller obtains all required consents, if any.

(ix) Israeli Securities Law. Seller affirms that as set forth on Schedule 3.1(f)(ix) attached hereto, it is either (i) a “Qualified Investor” listed under the First Schedule of the Israeli Securities Law 5728-1968, purchasing for itself, and undertakes that it will provide the Buyer with appropriate documentation to such effect, as required under applicable Israeli law and regulation; or (ii) it is acquiring the Consideration Shares pursuant to another exemption from prospectus as set forth under Section 15A(a) of the Securities Law. Seller further acknowledges, warrants and undertakes that no action will be taken in Israel that would permit the offering of the Consideration Shares or the distribution of any prospectus or other offering document to the public in Israel, and that the Consideration Shares were and are issued by way of a private placement and that the Consideration Shares are subject to the resale restrictions under Section 15C of the Israel Securities Law and Section 5 of the Israeli Securities Regulations (Details Regarding Sections 15A-15C of the Securities Law-1968) - 2000.

(x) No Voting Agreements. Other than the applicable Post Closing Buyer Corporate Governance Agreement to be entered into at Closing by Seller, at the time the Consideration Shares are offered, and as of the date hereof, and at the Closing, Seller is not, and will not be, a party to any agreement or arrangement, whether written or oral, with Buyer, any of the Buyer’s officers or shareholders (including, without limitation Goldman Hirsch Partners Ltd. or any Affiliates thereof) or a corporation in which the Buyer’s officers or shareholders are an Interested Party (as defined in the Israeli Companies Law, 5759-1999), regulating the management of the Buyer, the shareholders’ rights in the Buyer, the transfer of shares in the Buyer, including any voting agreements, shareholder agreements or any other similar agreement even if its title is different or has any other relations or agreements with any of the Buyer’s shareholders (including, without limitation Goldman Hirsch Partners Ltd. or any Affiliates thereof), directors or officers.

(xi) No Governmental Review. It understands that no Israeli or United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Consideration Shares or the fairness or suitability of the investment in the Consideration Shares nor have such authorities passed upon or endorsed the merits of the offering of the Consideration Shares.

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(xii) Restricted Securities. It understands that the Consideration Shares, are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being issued by the Buyer in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration in the United States of America under the Securities Act only, and in Israel under Israeli Securities Laws only in certain limited circumstances. It understands and acknowledges that: (i) the Consideration Shares are being offered and sold without registration under the Securities Laws in a private placement that is exempt from the registration provisions of the Securities Laws and (ii) the availability of such exemption depends in part on, and the Buyer will rely upon the accuracy and truthfulness of, the foregoing representations and it hereby consents to such reliance.

(xiii) Independent Advice. It understands that nothing in this Agreement or any other materials presented to it by or on behalf of the Buyer in connection with the purchase of the Consideration Shares constitutes legal, tax or investment advice.

(xiv) The Seller further acknowledges and understands that the certificate evidencing the Consideration Shares may be imprinted with the following legend (in addition to any legend required under applicable state or foreign securities laws):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ACQUIRED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT, OR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS EITHER IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS. IN ADDITION, NO HEDGING TRANSACTION MAY BE CONDUCTED WITH RESPECT TO THESE SECURITIES UNLESS SUCH TRANSACTIONS ARE IN COMPLIANCE WITH THE ACT.”

(g) Seller Information. The information relating to Seller that is provided by Seller, or any director, officer, employee, agent or representative thereof, for inclusion in any document filed with or furnished to the SEC, or otherwise submitted to any other Regulatory Agency, in connection with the transactions contemplated by the Transaction Documents, will not at the time that such information is provided by any such Person as aforesaid contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

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(h) Waiver. The waiver and consent attached herein as Schedule 3.l(h) whereby each relevant shareholder of the Company waives all pre-emption rights and any other participation right it may have in connection with the transactions contemplated hereby, including, with respect to sale and transfer of the Shares and any rights of first refusal, tag-along or other similar rights it may have in connection with the sale and transfer of the Shares are duly authorized and validly executed by the signatory thereto. No other waiver, consent or process is required in order for the transactions contemplated hereby to be in full force and effect.

(i) Certain Business Relationships with Company. Except as described in Schedule 3.1, neither such Seller nor its Affiliates nor any Related Party thereof, (a) owns any material asset, tangible or intangible, which is used in the business of Company, (b) is owed money by or owes money to the Company, (c) has entered into, or has had any direct or indirect financial interest in, any contract, transaction or business dealing involving the Company, (d) is competing, directly or indirectly, with the Company, (e) is a member, manager, director, officer or employee of, or consultant to, or owns, directly or indirectly, any interest in, any vendor, supplier or customer of the Company, or is in any way associated with or involved in the business of the Company (except in his or her official capacity as a director, officer or employee of the Company, as the case may be), (f) has any interest in or has filed any application with respect to any Intellectual Property, which arises out of or relates to the Company or its businesses, (g) has any claim or right against the Company (other than rights to receive compensation for, or expense reimbursement in connection with, services performed as an employee or director) or (h) is pai1y to any transactions, contracts or understandings with Company that would be considered a ’●transaction” under Item 404 of Regulation S-K under the Securities Act if Company were to be subject to such regulation.

(j) Full Disclosure. This Agreement (including the Schedules and any closing deliverables) does not as of the date hereof, and will not as of the Closing: (i) contain any representation, warranty or information that is false or misleading with respect to any material fact; or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

3.2 Representations and Warranties of Buyer. Buyer represents and warrants to Sellers as follows:

(a) Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Israel. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Israel.

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(b) Authorization of Buyer. Buyer has the requisite power and authority to execute and deliver this Agreement, and the other agreements contemplated herein, and to perform its obligations hereunder and thereunder. This Agreement, and the other agreements contemplated herein, have been duly authorized by all requisite action of Buyer, as applicable, and constitutes, and upon execution the other agreements contemplated herein will constitute, the valid and legally binding obligations of Buyer, as applicable, enforceable in accordance with their terms and conditions, except (i) as enforcement may be limited by general principles of equity or rules governing specific performance, injunctive relief and other equitable remedies, whether applied in a court of law or a court of equity, and (ii) as enforcement may be limited by bankruptcy, insolvency, moratorium, relief of debtors or other similar laws affecting creditors’ rights and remedies generally.

(c) Noncontravention. Neither the execution and delivery of this Agreement, and the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby and thereby, will materially (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling , charge or other restriction of any government, governmental agency or court to which Buyer is subject or any provision of its Governing Documents, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any material agreement, contract, lease, license or instrument to which Buyer is a party or by which it is bound or to which any of its assets is subject.

(d) Investment Representations.

(i) Buyer acknowledge that the Shares have not been registered for offer or sale under any Securities Laws, and are not listed for trading on any stock exchange, stock quotation service or other stock market. Buyer understands that the Shares are being sold to Buyer in reliance on exemptions from the registration requirements of any applicable Securities Laws, and may not be sold, transferred or otherwise disposed of unless subsequently registered under applicable Securities Laws or unless an exemption from registration is available.

(ii) Without derogating from the representations made by the Sellers hereunder, Buyer has such knowledge and experience in financial and business matters in general and with respect to businesses of a nature similar to the business of the Company so as to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the Shares.

(iii) Buyer is acquiring the Shares solely for its own account and not with a view to or for resale in connection with any distribution or public offering thereof, within the meaning of applicable securities laws and regulations.

ARTICLE 4

RESERVED

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ARTICLE 5

COVENANTS

5.1 Notification.

(a) Notification. During the Pre-Closing Period, each Seller shall promptly notify Buyer in writing of: (i) the discovery by such Seller of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a breach of or an inaccuracy in any representation or warranty made by such Seller in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a breach of or an inaccuracy in any representation or warranty made by such Seller in this Agreement if: (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any breach of any covenant or obligation of the Seller; and (iv) any event, condition, fact or circumstance with respect to such Seller that would make the timely satisfaction of any of the conditions set forth in Article 6 impossible or unlikely.

(b) Updates. If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.1(a) requires any material change in any Schedule attached hereto either by itself or together with other events, conditions, facts or circumstances, or if any such event, condition, fact or circumstance either by itself or together with other events, conditions, facts or circumstances, would require such a material change assuming the Schedule were dated as of the date of the occurrence, existence of discovery of such event, condition, fact or circumstance, then the Stockholder Representative shall promptly inform the Buyer in writing of such update and shall use its reasonable best efforts to deliver to Buyer an updated Schedule specifying such change. Any such update, if agreed to in writing by the Buyer, shall be deemed to supplement or amend the relevant Schedule for the purpose of: (i) determining the accuracy of any of the representations and warranties made by the Sellers in this Agreement; and (ii) determining whether any of the conditions set forth in ARTICLE 6 have been satisfied.

5.2 No Negotiation. During the Pre-Closing Period, each Seller shall not: (a) solicit or encourage the initiation or submission of any expression of interest, inquiry, proposal or offer from any Person (other than Buyer) relating to a possible sale or transfer of Seller’s Shares; (b) participate in any discussions or negotiations or enter into any agreement, understanding or arrangement with, or provide any non-public information to, any Person (other than Buyer or its Representatives) relating to or in connection with a possible sale or transfer of Seller’s Shares; or (c) entertain or accept any proposal or offer from any Person (other than Buyer), relating to a possible sale or transfer of Seller’s Shares. Each Seller shall promptly notify Buyer of any inquiry, indication of interest, proposal or offer relating to a possible sale of transfer of such Seller’s Shares that is received by such Seller during the Pre-Closing Period (including the identity of the Person making or submitting such inquiry, indication of interest, proposal or offer, and the terms thereof).

5.3 Filings and Consents.

(a) Filings. Each party shall use commercially reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Authority with respect to the transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Authority.

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(b) Efforts. Subject to Section 5.3(c), each party hereto shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, but subject to Section 5.3(c), each party to this Agreement: (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the transactions contemplated by this Agreement; and (ii) shall use commercially reasonable efforts to obtain each consent (if any) required to be obtained (pursuant to any Applicable Law or contract, or otherwise) by such party in connection with the transactions contemplated by this Agreement.

(c) Limitations. Notwithstanding anything to the contrary contained in Section 5.3(b) or elsewhere in this Agreement, Buyer shall not have any obligation under this Agreement: (i) to divest or agree to divest (or cause any of its Affiliates or the Company to divest or agree to divest) any of its respective businesses, product lines or assets, or to take or agree to take (or cause any of its Affiliates or the Company to take or agree to take) any other action or to agree (or cause any of its Affiliates or the Company to agree) to any limitation or restriction on any of its respective businesses, product lines or assets; or (ii) to contest any legal proceeding relating to the transactions contemplated by this Agreement.

5.4 Ancillary Agreements. As soon as possible following the date hereof and in any event prior to the Closing, each Seller shall execute and deliver to Buyer, as applicable, all agreements and documents set forth in Article 6 to be executed by such Seller.

5.5 Reasonable Efforts. Prior to the Closing: (a) the Sellers shall use all reasonable efforts to cause the conditions set forth in Article 6 to be satisfied on a timely basis; and (b) Buyer shall use all reasonable efforts to cause the conditions set forth in Article 6 to be satisfied on a timely basis.

5.6 Litigation Support. If and for so long as any Party is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (a) any transaction contemplated under this Agreement, or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Seller, including, but not limited to any such matters arising out of a Party’s defense of any matter subject to indemnification under Article 10 as permitted pursuant to such Article 10, each of the other Parties shall cooperate with such Party and such Party’s counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article 10). Notwithstanding the foregoing, each Seller shall only be required to provide such support, only to the extent the events described in 5.6(a) and 5.6(b) pertain directly to such Seller.

5.7 Listing of Consideration Shares. Buyer shall use commercially reasonable efforts to cause the Consideration Shares to be approved for listing on the Tel Aviv Stock Exchange as soon as possible prior to or following the Closing.

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5.8 Restrictive Covenants

(a) Public Announcements; Confidentiality. From and after the date of this Agreement,

(i) each Seller hereby covenants and undertakes to Buyer that such Seller shall not (and such Seller shall ensure that its representatives do not) issue any press release or make any public statement regarding (or otherwise disclose to any Person the existence or terms of) this Agreement or any of the other transactions or documents contemplated by this Agreement, without Buyer’s prior written consent.

(ii) the Sellers agree that at all times after the date of this Agreement the Sellers shall (and the Sellers shall ensure that their respective representatives including the Stockholder Representative) keep strictly confidential all Confidential Information relating to the Company and the Buyer, including the Intellectual Property of the Company.

(iii) Notwithstanding anything to the contrary in this Agreement, in case any Confidential Information or other information concerning the Parties hereto or the transactions contemplated hereunder is information that may be considered “material non-public information” pursuant to the securities laws and regulations governing Buyer and the securities exchanges on which its shares are traded – the Sellers hereby undertake not to make any unlawful use of such information, including by way of effecting a transaction in a security of Buyer while the information or any part thereof is in the Seller’s possession. Each of the Sellers represents that it is aware, and will advise its respective representatives directors, officers, employees, consultants and agents who are informed of the matters that are the subject of this Agreement, of the restrictions imposed by the applicable securities laws on the purchase or sale of securities by any person who has received material, non-public information regarding a company with publicly traded securities, as well as the restrictions making it unlawful to communicate such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell securities in reliance upon such information.

(iv) Notwithstanding that which is stated elsewhere in this Agreement, to the extent that Buyer is required under any applicable securities law, or by the applicable rules of any stock exchange on which Buyer lists its securities, to deliver any notice to a stock exchange or relevant securities regulatory authority and/or issue any press release or public announcement with respect to the commercial relationship between the Parties hereto and/or this Agreement, including the filing of a copy of this Agreement or any schedules, exhibits or annexes thereof, as may be required by law, it shall be permitted to issue such release, make such announcement, or file such filing.

(b) Non-Solicitation of Business Relationships. Each Seller covenants and agrees that during the period beginning on the Closing Date and ending on the third anniversary of the Closing Date (the “Restricted Period) it and its Affiliates will not, directly or indirectly, solicit, induce or advise or participate in any manner (as an owner, equity holder, financing source, director, manager, officer, employee, agent, representative, consultant, Service Provider or otherwise) in any business that solicits, induces or advises, any Person that is or was a customer, supplier or other business relation of the Company at any time during the 48 month period prior to the Closing Date for purposes of diverting such Person’s business from the Buyer or providing any goods or services which are or may reasonably be considered to be competitive with those provided by the Company, Buyer or any of their respective Affiliates.

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(c) Non-Solicitation of Employees and Contractors. Each Seller covenants and agrees that during the Restricted Period it and its Affiliates will not, directly or indirectly, solicit, induce, employ or engage, or participate in any manner (as an owner, equity holder, financing source, director, manager, officer, employee, agent, representative, consultant, Service Provider or otherwise) in any business that solicits, induces, employs or engages, any individual that served as an employee or independent contractor to the Company, Buyer or any of their respective Affiliates at any time during the 12 month period prior to the Closing Date, or otherwise seek to influence or alter any such individual’s relationship with the Company, Buyer or any of their respective Affiliates.

(d) Non-Disparagement. Each Seller covenants and agrees that it and its Affiliates will not, directly or indirectly, make, cause to be made or condone the making of any statement or other communication, written or otherwise, that could constitute disparagement or criticism of, or that could otherwise be considered to be derogatory or detrimental to, or otherwise reflect adversely on, harm the reputation of, or encourage any adverse action against the Company, Buyer or any of their respective Affiliates or employees.

(e) Acknowledgements; Remedies. Each Seller acknowledges and agrees that (i) the covenants and agreements set forth in this Section 5.8 were a material inducement to the Buyer to enter into this Agreement and to perform its obligations hereunder, (ii) the Buyer and its stakeholders would not obtain the benefit of the bargain set forth in this Agreement as specifically negotiated by the Parties if the Seller or any of its Affiliates breached any provision of this Section 5.8(a)5.8, (iii) any breach of any provision of this Section 5.8 by the Seller or the Stockholder Representative or any of their respective Affiliates would result in a significant loss of goodwill by the Buyer and the Company, (iv) the Consideration is sufficient consideration to make the covenants and agreements set forth herein enforceable, (v) the length of time, scope and geographic coverage of the covenants set forth in this Section 5.8 is reasonable given the benefits each Seller will directly or indirectly receive hereunder, and (vi) Seller shall not challenge the reasonableness of the time, scope, geographic coverage or other provisions of this Section 5.8(a)5.8 in any Proceeding, regardless of who initiates such Proceeding. Each Seller agrees that in the event of any actual or threatened breach by the Seller or any of their respective Affiliates of any of the provisions contained in this Section 5.8(a)5.8, the Buyer will be entitled to injunctive and other equitable relief without (A) posting any bond or other security, (B) proving actual damages and (C) showing that monetary damages are an inadequate remedy. Nothing contained herein will be construed as prohibiting the Buyer from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove. Each Seller will cause each of its Affiliates to comply with this Section 5.8(a)5.8, and will be liable for any breach by any of its Affiliates of this Section 5.8(a)5.8. In the event of a breach or violation by a Seller or any of their respective Affiliates of this Section 5.8(a)5.8, the Restricted Period with respect to the Seller will be extended by a period of time equal to the period of time during which such Person violates the terms of this Section 5.8(a)5.8.

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5.9 Lock-Up

(a) Agreement to Lock-Up. Each Seller hereby agrees that it will not, without the prior written consent of the Buyer, during the period commencing on the date of the issuance of each of the Consideration Shares (such date, the “Issue Date’’) and ending on the date that is twelve months after the Issue Date, lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the applicable Shares or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the applicable Shares (each of the foregoing, a “Transaction”. Each Seller further agrees to execute such agreements as may be reasonably requested by Buyer that are consistent with this Section 5.9 or that are necessary to give further effect hereto, including the execution of any agreements that are necessary to give further effect hereto with respect to any permitted transferee of the Consideration Shares (in whole or in part), including the form of individual agreements to be entered into at Closing by each Seller with Buyer covering corporate governance arrangements, including relationships between shareholders and/or management and other shareholder and corporate governance matters in the substantially in the form attached hereto as Exhibit 5.9 (the “Post-Closing Buyer Corporate Governance Agreement”).

(b) Stop Transfer Instructions. In order to enforce the foregoing covenant, each Seller further agrees that the Buyer may impose stop-transfer instructions with respect to the applicable Shares and/or any of Buyer’s American Depositary Shares which may be issued to represent such Shares, until the end of such restricted period.

5.10 General. If at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request.

ARTICLE 6

CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

The obligations of Buyer to cause the transactions contemplated by this Agreement to be consummated are subject to the satisfaction (or waiver by Buyer), at or prior to the Closing, of each of the following conditions:

6.1 Accuracy of Representations.

Each of the representations and warranties of each Seller and/or any Affiliate of the above which is a party to a Transaction Document containing such representations and warranties (whether as original party, transferee or by joinder agreement) contained in a Transaction Document or any schedule, certificate or other document delivered pursuant thereto or in connection with the transactions contemplated thereby that are subject to materiality or similar qualifications or exceptions will be true and correct in all respects on and as of the date of this Agreement and as of the Closing as if made at and as of the Closing (other than such representations and warranties that are made as of a specified date, which representations and warranties will be true and correct in all respects as of such date), and each of the representations and warranties of each Seller and/or any Affiliate of the above which is a party to a Transaction Document containing such representations and warranties (whether as original party, transferee or by joinder agreement) contained in a Transaction Document or any schedule, certificate or other document delivered pursuant thereto or in connection with the transactions contemplated thereby that are not subject to materiality or similar qualifications or exceptions will be true and correct in all material respects on and as of the date hereof and as of the Closing as if made at and as of the Closing (other than such representations and warranties that are made as of a specified date, which representations and warranties will be true and correct in all material respects as of such date).

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6.2 Performance of Covenants. Each of the covenants and obligations that the Sellers, are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

6.3 Governmental and Other Consents.

(a) Governmental Consents. All filings with, notices to and other consents of any Governmental Authority required to be made or obtained on or prior to the Closing Date in connection with the transactions contemplated by this Agreement shall have been made or obtained and shall be in full force and effect and any waiting period under any applicable antitrust or competition law, regulation or other Applicable Law shall have expired or been terminated.

(b) TASE Consent. The authorization of the TASE for the listing of the Consideration Shares has been received by the Buyer.

(c) Other Consents. Buyer shall have received evidence satisfactory to Buyer that all consents identified in Schedule (c) 6.3(b) shall have been obtained and shall be in full force and effect, and all other material consents of third parties (other than governmental authorities) required to be obtained in connection with the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

6.4 No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect.

6.5 Deliverables. The Seller shall have delivered to Buyer each of the deliverables detailed in Section 2.4 above.

6.6 No Restraints. No temporary restraining order, preliminary or permanent injunction or cease and desist or other order preventing the consummation of the transactions contemplated by this Agreement, or imposing fines, assessments, costs, liabilities or penalties in respect thereof, shall have been issued by any court of competent jurisdiction or Governmental Authority and remain in effect, and there shall not be any legal requirement enacted or deemed applicable to the transactions contemplated by this Agreement that makes consummation of such transactions illegal.

6.7 No Legal Proceedings. No Governmental Authority and no other Person shall have commenced or threatened (or made any determination) to commence any legal proceeding: (a) challenging any of the transactions contemplated by this Agreement or seeking the recovery of damages in connection with any of the transactions contemplated by this Agreement; (b) seeking to prohibit or limit the exercise by Buyer of any material right pertaining to its ownership of the Shares; (c) seeking to materially restrict or condition, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated by this Agreement; or (d) seeking to compel any of the Company, Buyer or any Affiliate of Buyer to dispose of or hold separate any material assets as a result of the transactions contemplated by this Agreement.

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ARTICLE 7

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS

The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Stockholder Representative), at or prior to the Closing, of the following conditions:

7.1 Accuracy of Representations.

Each of the representations and warranties of the Buyer contained in the Transaction Documents or any schedule, certificate or other document delivered pursuant thereto or in connection with the transactions contemplated thereby that are subject to materiality or similar qualifications or exceptions will be true and correct in all respects on and as of the date of this Agreement and as of the Closing as if made at and as of the Closing (other than such representations and warranties that are made as of a specified date, which representations and warranties will be true and correct in all respects as of such date), and each of the representations and warranties of the Buyer contained in the Transaction Documents or any schedule, certificate or other document delivered pursuant thereto or in connection with the transactions contemplated thereby that are not subject to materiality or similar qualifications or exceptions will be true and correct in all material respects on and as of the date hereof and as of the Closing as if made at and as of the Closing (other than such representations and warranties that are made as of a specified date, which representations and warranties will be true and correct in all material respects as of such date).

7.2 Performance of Covenants. Each of the covenants and obligations that Buyer is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

7.3 The Consideration. Each Seller shall have received the Consideration Shares in accordance with each Seller’s Pro Rata Shares represented by a Buyer share certificate and an updated Buyer share register duly endorsed or with duly executed stock power representing each of the Consideration Shares deliverable to the Escrow Agent on behalf of such Seller, as applicable.

7.4 No Restraints. No temporary restraining order, preliminary or permanent injunction or cease and desist or other order preventing the consummation of the transactions contemplated by this Agreement, or imposing fines, assessments, costs, liabilities or penalties in respect thereof, shall have been issued by any court of competent jurisdiction or Governmental Authority and remain in effect, and there shall not be any legal requirement enacted or deemed applicable to the transactions contemplated by this Agreement that makes consummation of such transactions illegal.

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7.5 No Legal Proceedings. No Governmental Authority and no other Person shall have commenced or threatened (or made any determination) to commence any legal proceeding:(a) challenging any of the transactions contemplated by this Agreement or seeking the recovery of damages in connection with any of the transactions contemplated by this Agreement; (b) seeking to prohibit or limit the exercise by Seller of any material right pertaining to its ownership of the Consideration Shares; or (c) seeking to materially restrict or condition, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the transactions contemplated by this Agreement.

ARTICLE 8

TERMINATION

8.1 Termination Events. This Agreement may be terminated prior to the Closing:

(a) by the mutual written consent of Buyer and Stockholder Representative;

(b) by any Party hereto if the Closing has not taken place on or before 19:00 p.m. (Israel time) on November 1, 2017, unless such Party is in breach of any of the provisions of this Agreement;

(c) by either Buyer or the Stockholder Representative if: (i) a court of competent jurisdiction or other Governmental Authority shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or (ii) there shall be any legal requirement enacted, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Authority that would make consummation of such transactions illegal;

(d) by Buyer if: (i) any of the representations and warranties of the Sellers contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement, such that the condition set forth in Section 6.1 would not be satisfied; (ii) any of the covenants and obligations which the Sellers is required to comply with or to perform as set forth in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied; or (iii) a Material Adverse Effect shall have occurred and the change or effect resulting therefrom continues in effect such that the condition set forth in Section 6.4 would not be satisfied; provided, however, that, for purposes of clauses “(i)” and “(ii)” only, if an inaccuracy in any of the representations and warranties of the Sellers as of a date subsequent to the date of this Agreement or a breach of a covenant or obligations by the Sellers is curable by the Stockholder Representative or the Sellers through the use of reasonable efforts before 19:00 p.m. (Israel time) on November 1, 2017 after Buyer notifies the Stockholder Representative in writing of the existence of such inaccuracy or breach (the “Sellers Cure Period’’), then Buyer may not terminate this Agreement under this Section 8.l(d) as a result of such inaccuracy or breach prior to the expiration of the Sellers Cure Period, provided that the Stockholder Representative or the Sellers, as applicable, during the Sellers Cure Period, continue to exercise reasonable efforts to cure such inaccuracy or breach (it being understood that Buyer may not terminate this Agreement pursuant to this Section 8.l(d) with respect to such inaccuracy or breach if such inaccuracy or breach is cured prior to the expiration of the Sellers Cure Period); or

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(e) by the Stockholder’s Representative if: (i) any of Buyer’s representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement, such that the condition set forth in Section 7.1 would not be satisfied; or (ii) if any of Buyer’s covenants contained in this Agreement shall have been breached such that the condition set forth in Section 0 would not be satisfied; provided, however, that if an inaccuracy in any of Buyer’s representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by Buyer is curable by Buyer through the use of reasonable efforts before 19:00 p.m. (Israel time) on November 1, 2017 after the Stockholder Representative notifies Buyer in writing of the existence of such inaccuracy or breach (the “Buyer Cure Period”), then the Stockholders Representative may not terminate this Agreement under this Section 8.l(e) as a result of such inaccuracy or breach prior to the expiration of the Buyer Cure Period, provided Buyer, during the Buyer Cure Period, continues to exercise reasonable efforts to cure such inaccuracy or breach (it being understood that the Stockholder Representative may not terminate this Agreement pursuant to this Section 8.1(e) with respect to such inaccuracy or breach if such inaccuracy or breach is cured prior to the expiration of the Buyer Cure Period).

8.2 Termination Procedures. If Buyer wishes to terminate this Agreement pursuant to Section 8.1, Buyer shall deliver to the Stockholder Representative a written notice stating that Buyer is terminating this Agreement and setting forth a brief description of the basis on which Buyer is terminating this Agreement. If the Stockholder Representative wishes to terminate this Agreement pursuant to Section 8.1, the Stockholder Representative shall deliver to Buyer a written notice stating that the Stockholders Representative is terminating this Agreement and setting forth a brief description of the basis on which the Stockholders Representative (acting for the Sellers) is terminating this Agreement.

8.3 Effect of Termination. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the Parties shall terminate, other than those obligations which by their terms would be deemed to survive termination of the Agreement. Nothing in the foregoing shall be construed as restricting any Party from terminating this Agreement for breach by the other Party as provided by Applicable Law or impair the right of any Party to obtain such remedies as may be available to it in law or equity with respect to such a breach by any other Party.

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ARTICLE 9

STOCKHOLDER REPRESENTATIVE

9.1 Authorization of the Stockholder Representative.

(a) The Stockholder Representative (and each successor appointed in accordance with this Section 9.1) hereby is appointed, authorized and empowered to act, until the earlier of (i) the Closing, or (ii) the termination of this Agreement, on behalf of each Seller, as such Seller’s true and lawful agent and attorney-in-fact, in connection with, and to facilitate the consummation of the transactions contemplated by this Agreement, and in connection with the activities to be performed on the Sellers’ behalf under this Agreement, for the purposes and with the powers and authority set forth in this Section 9.1, which will include the power and authority:

(i) to execute and deliver such amendments, waivers and consents in connection with this Agreement and the transactions contemplated by this Agreement as the Stockholder Representative, in its reasonable discretion, may deem necessary or desirable to give effect to the intentions of this Agreement;

(ii) as the Stockholder Representative of the Sellers, to enforce and protect the Sellers’ rights and interests and to enforce and protect the Sellers’ rights and interests arising out of or under or in any manner relating to this Agreement (including in connection with any claims related thereto) and, in connection therewith, to (i) assert any claim or institute any action, (ii) investigate, defend, contest or litigate any action, initiated by Buyer, or any other Person, against the Sellers, and receive process on behalf of each Seller in any such action and compromise or settle on such terms as the Stockholder Representative will determine to be appropriate, give receipts, releases and discharges on behalf of all or any Sellers with respect to any such action, (iii) file any proofs, debts, claims and petitions as the Stockholder Representative may deem advisable or necessary, (iv) settle or compromise any claims related to the transactions contemplated by this Agreement, (v) assume, on each Seller’s behalf; the defense of any claims related to such transactions, and (vi) file and prosecute appeals from any decision, judgment or award rendered in any of the foregoing actions, it being understood that the Stockholder Representative will not have any obligation to take any such actions, and will not have Liability for any failure to take any such action;

(iii) to refrain from enforcing any right of any Seller and/or of the Stockholder Representative arising out of or under or in any manner relating to this Agreement; and

(iv) to make, execute, acknowledge and deliver all such other contracts , guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the Stockholder Representative, in its sole and absolute discretion, may consider necessary or proper or convenient in connection with or to carry out the activities described in this Agreement.

(b) The grant of authority provided for in this Section 9.1: (i) is coupled with an interest and is being granted, in part, as an inducement to all of the Sellers and Buyer to enter into this Agreement and will be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Seller and will be binding on any successor thereto; and (ii) may be exercised by the Stockholder Representative acting by signing as Stockholder Representative of any Seller.

(c) Until the earlier of (i) the Closing, or (ii) the termination of this Agreement, the Buyer shall be entitled to deal exclusively with the Stockholder Representative on all matters relating to this Agreement and any other agreement, document or instrument referred to in or contemplated by this Agreement and any transaction contemplated under this Agreement or any such other agreement, document or instrument (including all matters relating to any notice to, or any consent to be given or action to be taken by, any Seller). Until the Closing, or (ii) the termination of this Agreement the Buyer shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Seller by the Stockholder Representative, and on any other action taken or purported to be taken on behalf of any Seller by the Stockholder Representative, as fully binding upon such Seller.

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9.2 Compensation; Exculpation; Indemnity.

(a) The Stockholder Representative will be entitled to such fee, commission or other compensation for the performance of its service hereunder with payment made by the Sellers only (and for avoidance of doubt, not by the Buyer), including any of its out-of-pocket expenses incurred as Stockholder Representative.

(b) In dealing with this Agreement and any instruments, agreements or documents relating thereto, and in exercising or failing to exercise all or any of the powers conferred upon the Stockholder Representative hereunder or thereunder, (i) the Stockholder Representative will not assume any, and will incur no, Liability whatsoever to any Party because of any error in judgment or other act or omission performed or omitted hereunder or in connection with this Agreement INCLUDING BECAUSE OF THE STOCKHOLDER REPRESENTATIVE’S OWN NEGLIGENCE; (ii) the Stockholder Representative will be entitled to rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Stockholder Representative pursuant to such advice will not subject the Stockholder Representative to Liability to any Party and (iii) each Seller hereby indemnifies and holds harmless the Stockholder Representative from any Damages or expenses arising from its performance of its duties as the Seller’s representative hereunder.

9.3 Removal and Replacement of Stockholder Representative; Successor Stockholder Representative.

(a) If the Stockholder Representative or his heir or personal representative, as the case may be, advise the Sellers that the Stockholder Representative is unavailable to perform its duties hereunder, within two business days of notice of such advice, a Stockholder Representative, will be appointed by the Sellers who held, immediately prior to the Closing, a majority of the voting power held in aggregate by the Sellers with respect to the Company’s voting securities.

(b) Any Stockholder Representative may be removed at any time by a written notice delivered by the Sellers, who held, immediately prior to the Closing, a majority of the voting power with respect to the Company’s voting securities held in aggregate by the Sellers, to the Stockholder Representative, the other Sellers, and the Buyer. No Stockholder Representative may be removed until Sellers who held a majority of the voting power with respect to the Company’s voting securities held in aggregate by the Sellers, immediately prior to the Closing, have replaced such Stockholder Representative by written notice delivered to the Sellers and Buyer.

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(c) If any successor Stockholder Representative is appointed under Section 9.1 or this Section 9.3, such appointment will be effective upon delivery of written notice thereof executed by the Sellers who hold (or held, as applicable) a majority of the voting power with respect to the Company’s voting securities held in aggregate by the Sellers, immediately prior to the Closing, to each of the Stockholder Representative, the other Sellers and Buyer. Any successor Stockholder Representative will have all of the authority and responsibilities conferred upon or delegated to a Stockholder Representative pursuant to this Article 9.

(d) Stockholder Representative may resign from its role as Stockholder Representative at any time, at its sole and absolute discretion, and upon such resignations the Sellers shall act to appoint a new Stockholder Representative in accordance with the provisions of this Section 9.3.

(e) If for any reason there is no Stockholder Representative at any time, all references herein to the Stockholder Representative shall be deemed to refer to the Sellers.

ARTICLE 10

INDEMNIFICATION

10.1 Survival of Representations, Etc Subject to the limitations in this Article 10, all covenants, agreements, representations and warranties made by Sellers and Buyer pursuant to this Agreement shall be deemed to have survived the Closing and shall remain effective, subject to the provisions of Section 10.5.

10.2 Indemnification Provisions for Benefit of Buyer Subject to the limitations in this Article 10, following the Closing, each Seller shall, severally but not jointly, indemnify and save and hold Buyer harmless from and against any Damages suffered or incurred by Buyer (provided that each Seller shall be limited in his or its respective obligations hereunder by the other limitations set forth in this Article 10) arising out of or resulting from:

(a) a breach of any representation or warranty made by such Seller in this Agreement; or

(b) the failure of such Seller duly to perform or observe any covenant or agreement in this Agreement required on the part of such Seller to be performed or observed before the Closing Date; or

(c) the failure of such Seller duly to perform or observe any covenant or agreement in this Agreement required on the part of such Seller to be performed or observed after the Closing Date.

10.3 Indemnification Provisions for Benefit of Sellers. Following the Closing, Buyer shall indemnify, and save and hold harmless each of Sellers from and against any Damages suffered or incurred by any one or more of them arising out of or resulting from:

(a) a breach of any representation or warranty made by Buyer in this Agreement; or

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(b) the failure of Buyer duly to perform or observe any covenant or agreement in this Agreement required on the part of Buyer to be performed or observed before or after the Closing Date.

10.4 RESERVED Damage to Buyer. The Parties acknowledge and agree that, if the Company suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, by a Seller, then (without limiting any of the rights of Company as an indemnitee), Buyer shall also be deemed, by virtue of its ownership of the Shares, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

10.6 Tenn.

(a) Any rights of Buyer to indemnification under this Agreement (including under Section 10.2) shall apply only to those claims written notice of which shall have been delivered by Buyer to the relevant Sellers on or before thirty six (36) months from the date hereof (such period on or before thirty six (36) months from the date hereof, the “Survival Period”).

(b) Any rights of any Seller to indemnification under this Agreement (including under Section 10.3) shall apply only to those claims written notice of which shall have been delivered by Sellers to Buyer on or before the end of the Survival Period.

(c) Notwithstanding anything in this Article 10 to the contrary, the covenants of the Parties shall survive according to their respective terms.

10.7 Indemnification Limitations Any right of Sellers or Buyer to indemnification under this Agreement shall not apply to any claim until the aggregate of all such claims which have become final totals at least $25,000 (the “Indemnity Basket”), in which event such indemnity shall apply to all such claims which become final, but only to the extent of the amount in excess of the Indemnity Basket.

(b) Notwithstanding anything stated elsewhere herein, in no event will each Seller’s liability and/or duty to indemnify Buyer and/or the Company, arising out of or related to this Agreement, exceed the total value, on the date hereof, of the Consideration Shares issued for the benefit of such Seller.

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10.8 Indemnification Procedure

(a) In the event that any Person entitled to indemnification under this Agreement (an “Indemnified Party”) receives notice of the assertion of any claim or of the commencement of any Proceeding by any Person who is not a Party or an Affiliate of a Party (a “Third Party Claim”) against such Indemnified Party, with respect to which a Party is or may be required to provide indemnification under this Agreement (an “Indemnifying Party”), the Indemnified Party will give written notice regarding such Third Party Claim to the Indemnifying Party within 30 days after learning of such Third Party Claim, provided that the failure to so notify an Indemnifying Party will not relieve the Indemnifying Party of its obligations under this ARTICLE 10. except the extent (and only to the extent) that the Indemnifying is materially prejudiced by reason of such failure, and will not relieve such Indemnifying Party from any other obligation that it may have to an Indemnified Party other than under this ARTICLE 10.

(b) The Indemnifying Party will be entitled to participate in the defense of such Third Party Claim at such Indemnifying Party’s expense (which expenses will not be applied against any indemnity limitation herein). The Indemnifying Party at its option will be entitled to assume the defense thereof (subject to the limitations set forth below) by (i) delivering written notice to the Indemnified Party of its election to assume the defense of such Third Party Claim within 15 days of receipt of notice from the Indemnified Party, (ii) appointing a nationally recognized and reputable counsel reasonably acceptable to the Indemnified Party to be the lead counsel in connection with such defense and (iii) entering into a written agreement with the Indemnified Party that the Indemnifying Party is unconditionally obligated to pay and satisfy any Losses which may arise with respect to such Third Party Claim and provides evidence of its ability to satisfy such obligation, in each case. in form and substance reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not expressly elect to assume the defense of such Third Party Claim within the time period and otherwise in accordance with the preceding sentence, the Indemnified Party will have the sole right to assume the defense of and to settle such Third Party Claim.

(c) If the Indemnifying Party has assumed the defense of a Third Party Claim in accordance with the terms hereof, the Indemnified Party will be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, and the fees and expenses of such separate counsel will be home by the Indemnified Party other than any fees and expenses of such separate counsel (i) that are incurred prior to the date the Indemnifying Party assumes control of such defense, (ii) if the Indemnified Party reasonably will have concluded (upon advice of its counsel) that there may be one or more legal defenses available to such Indemnified Party that are not available to the Indemnifying Party, or (iii) if the Indemnifying Party may have different, conflicting, or adverse legal positions or interests from the Indemnified Party with respect to such Third Party Claim.

(d) Notwithstanding anything to the contrary contained herein, the Indemnifying Party will not be entitled to assume the defense of a Third Party Claim (and the Indemnified Party will be entitled to maintain or assume control of the defense of such Third Party Claim) if (i) the Third Party Claim relates to or involves any criminal or quasi criminal Proceeding, (ii) the Indemnified Party reasonably believes an adverse determination with respect to the Third Party Claim would be detrimental to or injure the Indemnified Party’s reputation or future business prospects, (iii) the Third Party Claim seeks an injunction or other equitable relief against the Indemnified Party, (iv) the Indemnified Party reasonably believes that the Losses relating to the claim could exceed the maximum amount that such Indemnified Party would then be entitled to recover under this ARTICLE 10, (v) the Third Party Claim invokes Taxes, (vi) there exists or would, or could reasonably be expected to, exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, (vii) the Indemnified Party elects to pursue one or more defenses or counterclaims available to it that are inconsistent with one or more of those that are being pursued by the Indemnifying Party in respect of such Third-Party Claim or any litigation relating thereto, (viii) the Third Party Claim involves a material customer or material supplier of the Indemnified Party, or (ix) the Indemnifying Party fails to vigorously defend the Third Party Claim.

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(e) If the Indemnifying Party will assume the defense of any Third Party Claim, the Indemnifying Party will obtain the prior written consent of the Indemnified Party before entering into any settlement of, consenting to the entry of any judgment with respect to or ceasing to defend such Third Party Claim.

(f) The indemnification required hereunder in respect of a Third Party Claim will be made by prompt payment by the Indemnifying Party of the amount of actual Losses in connection therewith, as and when bills are received by the Indemnifying Party or within 10 days following the Indemnifying Party’s receipt of notice that Losses have been incurred.

(g) Notwithstanding the provisions of Section 11.13, each Indemnifying Party hereby consents to the nonexclusive jurisdiction of any court in which a Proceeding in respect of a Third Party Claim is brought against any Indemnified Party for purposes of any claim that an Indemnified Party may have under this Agreement with respect to such Proceeding or the matters alleged therein and agrees that process may be served on each Indemnifying Party with respect to such claim anywhere.

(h) The Indemnifying Party will not be entitled to require that any Proceeding be made or brought against any other Person before a Proceeding is brought or claim is made against it hereunder by the Indemnified Party.

(i) In the event any Indemnified Party has a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party will deliver notice of such claim with reasonable promptness to the Indemnifying Party, provided that the failure to so notify an Indemnifying Party will not relieve the Indemnifying Party of its obligations under this ARTICLE 10 except to the extent (and only to the extent) that the Indemnifying Party is materially prejudiced by reason of such failure, and will not relieve such Indemnifying Party from any other obligation that it may have to an Indemnified Party other than under this ARTICLE 10. If the indemnifying Party does not notify the Indemnified Party within 10 days following its receipt of such notice that the Indemnifying Party disputes its Liability to the Indemnified Party hereunder, such claim specified by the Indemnified Party in such notice will be conclusively deemed a Liability of the Indemnifying Party hereunder and the Indemnifying Party will pay the amount of such Liability to the Indemnified Party on demand.

(j) If the Indemnifying Party agrees that it has an indemnification obligation under this ARTICLE 10 but asserts that it is obligated to pay a lesser amount than that claimed by the Indemnified Party, the Indemnifying Party will pay such lesser amount promptly to the Indemnified Party, without prejudice to or waiver of the Indemnified Party’s claim for the difference.

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10.9 Materiality Qualifiers. Notwithstanding anything to the contrary contained herein, for purposes of determining (a) whether a breach of a representation or warranty exists for purposes of this Agreement or any schedule, certificate or other document delivered pursuant hereto or thereto, (b) the amount of Losses arising from such a breach for which Indemnified Parties are entitled to indemnification under this Agreement and (c) whether the Basket Amount has been exceeded, each such representation and warranty will be read without giving effect to any qualification that is based on materiality, including the words “material,” “material adverse effect,” “in any material respect” and other uses of the word “material” or words of similar meaning (and will be treated as if such words were deleted from such representation or warranty).

10.10 Investigation. Notwithstanding anything to the contrary contained herein, if the transactions contemplated hereby are consummated, the Indemnified Parties of the Buyer or expressly reserve the right to seek indemnity or other remedy for any Losses arising out of or relating to any breach of any representation, warranty or covenant contained herein, notwithstanding (a) any investigation by, disclosure to or knowledge of the Buyer or any of their respective Affiliates or the directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of the Buyer or any of their respective Affiliates in respect of any fact or circumstances that reveals the occurrence of any such breach, whether before or after the execution and delivery hereof, or (b) the Buyer’s waiver of any condition to the Closing or participation in the Closing.

10.11 Satisfaction of Indemnification Claims. For any claim for indemnification under ARTICLE 10, the Buyer Indemnified Parties will first seek satisfaction of such indemnification claim from the Escrow Fund until such amounts have been distributed to the Sellers or have been exhausted, before seeking indemnification directly from the Sellers, provided that, for any claims for indemnification under ARTICLE 10 with respect to a breach of a fundamental Representation, the Buyer Indemnified Parties will have the right (but not the obligation) to seek satisfaction of such claim directly from the Seller. If any amount owed under this ARTICLE 10 is not paid within 10 days of the Indemnifying Parties and the Indemnified Parties agreeing such amount is due or upon a final adjudication determined by a court of competent jurisdiction that such amount is due (either, a “Final Determination”), the Buyer may, in its sole discretion, in addition to all other remedies it may have, recover some or all of such amount by setting off such amount against any amounts then due and payable by the Buyer or any of its Affiliates to the Seller or any of its Affiliates under the Transaction Documents or any other agreement with the Seller. In each case, the exercise of such right to cancel or set off will not constitute a breach of any Buyer Indemnified Party’s obligations under the Transaction Documents or any other agreement with the Seller, and the exercise or failure to exercise such right to cancel or set off will not constitute an election of remedies or limit any Party in any manner in the enforcement of any other remedies that may be available to such Party.

10.12 RESERVED

10.13 Tax Treatment of Payments. All indemnification payments made pursuant to this Agreement will be treated by the Buyer, each Seller and their respective Affiliates, to the extent permitted by Law, as an adjustment to the Purchase Price for Income Tax purposes.

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10.14 Release of Escrow Fund. On the fifth Business Day following the Expiration Date, the Escrow Agent will release to the Seller the amount of any remaining value of the Escrow Fund, minus such number of Consideration Shares which are still subject the resale restrictions under Section l5C of the Israel Securities Law and Section 5 of the Israeli Securities Regulations (Details Regarding Sections 15A-15C of the Securities Law-1968) - 2000 (“Statutorily Restricted Consideration Shares”);.

10.15 Following the Expiration Date, any Statutorily Restricted Consideration Shares shall continue to be held by the Escrow Agent in the Escrow Fund until such time as they are no longer subject to the resale restrictions under Section 15C of the Israel Securities Law and Section 5 of the Israeli Securities Regulations (Details Regarding Sections 15A-15C of the Securities Law- 1968) - 2000 with respect to resale in Israel.

ARTICLE 11
MISCELLANEOUS

11.1 Entire Agreement. This Agreement and all schedules, exhibits, annexes or other attachments hereto or thereto, and the certificates, documents, instruments and writings that are delivered pursuant hereto or thereto, constitutes the entire agreement and understanding of the Parties in respect of the subject matter hereof and supersedes all prior understandings, agreements, undertakings or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

11.2 No Third Party Beneficiaries. Other than as otherwise explicitly set forth herein, there are no third party beneficiaries having rights under or with respect to this Agreement. For avoidance of doubt it is hereby clarified that neither Goldman Hirsch Partners Ltd., (and none of its respective officers or directors, agents, Service Providers or any other Person acting on their behalf), nor any shareholder of the Company which is not a Seller hereunder, are third party beneficiaries of this Agreement.

11.3 Assignment; Binding Effect. No Party other than Buyer may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties, and any such assignment by a Party without prior written approval of the other Parties will be deemed invalid and not binding on such other Parties. Notwithstanding anything herein to the contrary, Buyer may assign or transfer any of its rights, privileges, or obligations set forth in, arising under, or created by this Agreement to any Affiliate, provided that Buyer remains obligated hereunder. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, inure to the benefit of and are enforceable by, the Parties and their respective successors and permitted assigns.

11.4 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered, given and received (a) if delivered by hand, when delivered; (b) if sent via facsimile transmission before 10:00 a.m. (Israel time) on any Business Day, when receipt is confirmed; (c) if sent via facsimile transmission on a day other than a Business Day and receipt is confirmed, or if sent after 10:00 a.m. (Israel time) on any Business Day and receipt is confirmed, on the Business Day following the date on which receipt is confirmed; (d) if sent by registered, certified or first class international mail, then ten Business Days after being sent; and (e) if sent by overnight delivery via a national courier service, one Business Day after being sent domestically and three Business Days if being delivered internationally, in each case to the address or facsimile telephone number set forth beneath the name of such party below:

If to Sellers:

At each Seller’s respective address as stated in exhibit A hereto.

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If to the Stockholder Representative:

Mr. Ranan Bar Zohar, Adv.
Balter, Guth, Aloni & Co. Law Offices.
96 Yigal Alon St.
Tei Aviv 6789140, Israel

If to Buyer:	Kitov Pharmaceuticals Holdings Ltd.
One Azrieli Center, Round Tower,
132 Menachem Begin Road, Tel Aviv, Israel
Attn: Avraham Ben-Tzvi. Adv. - Chief Legal Officer

Copy to (such copy
not to constitute notice):	Ran Dimant, Adv.
KD Law Firm.
89 Medinat Hayehudim St., P.O.B 4026
Herzliya Business Park, Building E, 9th Floor
Herzliya Pituach, 4614001 Israel

Any Patty may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited or air courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

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11.5 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

11.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Israel, without giving effect to any choice of law principles.

11.7 Amendment; Extensions: Waivers. No amendment, modification, waiver, replacement, termination or cancellation of any provision of this Agreement will be valid, unless the same is in writing and signed by Buyer and the Stockholder Representative (and if for any reason there is no Stockholder Representative at such time, by Sellers holding at least a majority of the capital stock of the Company held in aggregate by the Sellers on the Closing Date); and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. Neither the failure nor any delay on the part of any Party to exercise any power, right, privilege or remedy under this Agreement will operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

11.8 Severability. The provisions of this Agreement will be deemed severable and the invalidity, unlawfulness or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof, and the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

11.9 Fees and Expenses. Except as otherwise expressly provided in this Agreement, including as set forth in Article 10, each Party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. Seller hereby represents, that it is not a party to any undertaking pursuant to which Buyer is obligated to pay any fee to any broker or agent, including Lior Tamar Investments Ltd., in connection with the transaction contemplated by this Agreement.

11.10 Counterparts: Effectiveness. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may be executed by exchange of signatures by facsimile or electronic scan. This Agreement will become effective when one or more counterparts have been signed by each Party and delivered to the other Parties.

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11.11 Construction. This Agreement has been freely and fairly negotiated among the Parties. If an ambiguity or question of intent or interpretation arises , this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement, and the parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. Any reference to any law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. Any reference to dollars or$ shall mean United States dollars. The words “include,” “includes,” and “including” and variations thereof, shall not be deemed to be terms of limitation, but rather will be deemed to be followed by “without limitation.” The use of the word “or” shall I not be exclusive. Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole (including any Exhibits, Annexes, Appendices and Schedules which are deemed part of this Agreement, and included in any references to such term), and not to any particular subdivision unless expressly so limited. References to Sections, Exhibits, Annexes, Appendices and Schedules refer respectively, unless otherwise noted to Sections of this Agreement and the Exhibits, Annexes, Appendices and Schedules attached hereto.

11.12 Schedules. The Parties will be deemed to have knowledge of the contents of the Schedules to this Agreement, and any matter that is disclosed in a Schedule to this Agreement shall be deemed to have been included in such other Schedule if the applicability of such disclosure to any other applicable representation, warranty or covenant would be reasonably apparent on its face to a Person reviewing the Schedules, not withstanding the omission of an appropriate cross reference thereto. The Parties acknowledge and agree that the disclosure by Sellers of any matter in the Schedules shall not be deemed to constitute an acknowledgment by Sellers that the matter is required to be disclosed by the temrs of this Agreement or that the matter is material.

11.13 Dispute Resolution. Should there be a dispute between the Parties relating to or arising from this Agreement or any of the agreements , documents and instruments executed and delivered in connection herewith or the transactions contemplated by any of the foregoing, and if the dispute cannot be settled through direct discussions , the Parties agree that any unresolved controversy or claim arising out of or in any way relating to this Agreement and the transactions contemplated hereby shall be submitted to the exclusive jurisdiction of the applicable courts of the State of Israel in the Tel Aviv District. The Parties hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter thereof may not be enforced by such courts.

11.14 Independent Nature of Seller’ Obligations and Rights. The obligations of each Seller under any Transaction Document are several and not joint with the obligations of any other Seller, and no Seller shall be responsible in any way for the performance or non-performance of the obligations of any other Seller under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Seller pursuant hereto or thereto, shall be deemed to constitute the Sellers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Sellers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Seller shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Seller to be joined as an additional party in any Proceeding for such purpose. Each Seller has been afforded the opportunity to be represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Buyer has elected to provide all Sellers with the same terms and Transaction Documents for the convenience of the Buyer and not because it was required or requested to do so by any of the Sellers. It is expressly understood and agreed that, unless stated otherwise, each provision contained in this Agreement and in each other Transaction Document is between the Buyer and a Seller, solely, and not between the Buyer and the Sellers collectively and not between and among the Sellers.

[SIGNATURE PAGE FOLLOWS]

34

IN WITNESS WHEREOF. the Parties have executed this Agreement on the date first above written.

BUYER:

KITOV PHARMACEUTICALS HOLDINGS LTD.

By:
Name:
Title:

SELLERS:

[Seller signatures on Exhibit A]

STOCKHOLDER REPRESENTATIVE:

Raanan Bar-Zohar, executed solely in its capacity as Stockholder Representative

By:	/s/ Raanan Bar-Zohar
Name:	Raanan Bar-Zohar
Title:	Stockholder Representative

Kitov Pharma Holdings Ltd. - TyrNovo Ltd.

Exhibit A

Shareholder	TyrNovo Shares	Kitov Ordinary Shares

Guilad Sarig	60	196,367
Richie Grinbaum	342	1,119,293
Shlomo Shainman	185	605,465
Michael Ben Hemo	63	206,185
Dan Hayk	82	268,368
Byniamin Coscos	107	350,188
Woodstore Ltd	134	438,553
Dubi Diamant	201	657,830
Ely Golomb	277	906,562
Yudar Ashkaot Ltd.	894	2,925,870
Guy Livnat	375	1,227,295
Assaf Zvi Dagan	455	1,489,117
HGSL Assets,LLC	72	235,641
Aurius Trade Ltd.	305	998,200
Tany Katz	145	474,554
Haim Glik	162	530,191
Iris Dotan Katz	165	540,010
Total	4,024	13,169,689

Schedule of Disclosures

In connection with that certain Stock Purchase Agreement dated as of October 3, 2017, by and among Kitov Pharmaceuticals Holdings Ltd., an Israeli publicly traded corporation (“Buyer”), certain stockholders of TyrNovo Ltd., an Israeli private corporation (the “Company”), who are identified on Exhibit A attached hereto (collectively “Sellers” and individually a “Seller”), and Mr. Raanan Bar-Zohar, Adv. of Balter, Guth, Aloni & Co. Law Offices (the “Stockholder Representative”). Buyer, each of the Sellers and the Stockholder Representative are sometimes referred to individually herein as a “Party” and collectively as the “Parties.”

The section numbers in this Schedule of Disclosures correspond to the section numbers in the Agreement. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement.

Schedule 2.4a

Executed Stock Power

Schedule 2.4b

Seller Certificate

STOCK POWER AND ASSIGNMENT

Pursuant to the Share Purchase Agreement (the “Agreement”), by and between Kitov Pharmaceuticals Holdings Ltd. as set forth therein (the “Buyer”), and ____________________ (the “Seller”), the Seller hereby sells, assigns and transfers to the Buyer all of their right, title and interest in and to ____________________ shares, of Tyrnovo Ltd., an Israeli private corporation (the “Company”), NIS 0.01 par value per share, standing in the Seller name on the books of the Company, and does hereby irrevocably appoint the Secretary of the Company as attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company.

Dated: _________, 2017	By:
[SELLER]

I hereby accept the transfer

By:
Kitov Pharmaceuticals Holdings Ltd.

SELLER’S CERTIFICATE

The undersigned, ___________________ , pursuant to Section 2.4 of that certain Stock Purchase Agreement dated as of _____ _____, 2017 (the “Stock Purchase Agreement”) by and among Kitov Pharmaceuticals Holdings Ltd. and Sellers, and in connection with the Closing Date as defined thereunder, the undersigned Seller hereby confirms and certifies that:

(a)	All the representations and warranties of the Seller set forth in the Stock Purchase Agreement were true and correct when made and are true and correct as of the date hereof;

(b)	All covenants, agreements, obligations and conditions contained in the Stock Purchase Agreement to be performed or complied with by the Seller on or prior to the Closing Date have been performed or complied with on or prior to the date hereof;

(c)	The Seller has received all consents and authorizations that are necessary or required in order for the Seller to fully and lawfully consummate the transactions contemplated in the Stock Purchase Agreement (if any);

Solely with respect to the undersigned Seller, and solely with respect to item (c) under the definition of “Material Adverse Effect” in the SPA, there has been no Material Adverse Effect between the date of execution of the Stock Purchase Agreement and until the date hereof.(e) All of the representations and warranties of the Seller regarding the conditions set forth in Sections Error! Reference source not found. through 6.7 of the Stock Purchase Agreement have been duly satisfied.

All capitalized terms appearing herein shall have the same meaning ascribed thereto in the Stock Purchase Agreement.

IN WITNESS WHEREOF, this certificate has been executed as of _______, 2017.

By:
Title:

Schedule 3.1(d)

Shares

Name of Seller	Number of Company Shares
Guilad Sarig	60
Richie Grinbaum	342
Shlomo Shainman	185
Michael Ben Hemo	63
Dan Hayk	82
Binyamin Coscos	107
Woodstore Ltd	134
Dubi Diamant	201
Ely Golomb	277
Yudar Ashkaot Ltd.	894
Guy Livnat	375
Assaf Zvi Dagan	455
HGSL Assets,LLC	72
Aurius Trade Ltd.	305
Tany Katz	145
Haim Glik	162
Iris Dotan Katz	165
Total	4,024

Outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock with respect to such Seller

None

Obligation of any kind to issue any additional Shares to such Seller

None

Schedule 3.1(f)(ix)

Securities Law Exemption

Name of Seller	Type of Exemption
Guilad Sarig
Richie Grinbaum
Shlomo Shainman
Michael Ben Hemo
Dan Hayk
Binyamin Coscos
Woodstore Ltd
Dubi Diamant
Ely Golomb
Yudar Ashkaot Ltd.
Guy Livnat
Assaf Zvi Dagan
HGSL Assets,LLC
Aurius Trade Ltd.
Tany Katz
Haim Glik
Iris Dotan Katz

Schedule 3.1(h)

Waivers

None

Schedule 3.1(i)

Certain Business Relationships

None

Schedule 6.3(c)

Other Consents

None

***

SHAREHOLDER UNDERTAKING AND AGREEMENT

This SHAREHOLDER UNDERTAKING AND AGREEMENT (this “Undertaking”), dated as of September ___, 2017, is entered into by and among and Kitov Pharmaceuticals Holdings Ltd., an Israeli public company (“Company”) and [###] (the “Shareholder”).

RECITALS

A. The Company and the Shareholder are parties to a Stock Purchase Agreement, or an Alternate Agreement, dated as of ____ ___, 2017 (the “SPA”), pursuant to which the Seller will transfer the Shares to Buyer in exchange for the Consideration Shares, in accordance with the terms and conditions of the applicable SPA, (each defined term above as defined in the SPA);

B. Pursuant to the SPA, at the Closing (as defined in the SPA), the Company shall issue to the Shareholder, [●] Consideration Shares, representing approximately [●]% (the “Initial Percentage”) of the total outstanding share capital of the Company as of immediately following the Closing;

C. The purpose of this Undertaking is to set forth in writing the undertakings by the Shareholder relating to the ownership of the Shares (as defined below) by the Shareholder and certain other matters;

D. Execution and delivery of this Undertaking by the Shareholder is a condition to the obligation of the Buyer and Company to consummate the transactions contemplated by the SPA; and

E. The Shareholder represents and warrants that (i) the Ordinary Share Equivalents Beneficially Owned by the Shareholder and its Group Members, as a group, are as set forth in Exhibit A attached hereto; (ii) such Shareholder has the full legal capacity, power and authority to execute and deliver this Undertaking and to perform its obligations contemplated hereby; and (iii) such Shareholder and/or any of its Group Members is not a party to any shareholders agreement, voting arrangement or any other arrangement with respect to its holdings in the Company and all the Ordinary Share Equivalents Beneficially Owned by the Shareholder and its Group Members, as a group, held by the Shareholder and its Group Members, as a group, are not subject to any voting arrangement or any other arrangement which would contradict such Shareholder’s obligations under this Undertaking.

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UNDERTAKING AND AGREEMENT

In consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and in the SPA, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Shareholder undertakes, and the Parties agree, as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. For purposes of this Undertaking:

“Activist Investor” means, as of any date, any Person that has, directly or indirectly through its publicly disclosed Affiliates, whether individually or as a member of a publicly disclosed Group, within the two-year period immediately preceding such date, and in each case with respect to the Company, any of its Subsidiaries or any of its or their equity securities (i) publicly made, engaged in or been a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in any “solicitation” of “proxies” (as such terms are defined in Regulation 14A as promulgated by the SEC and assuming for this purpose that the Company was subject to the proxy rules under Section 14 of the Exchange Act) or in the submission of position statements (as such term is used in the Israeli Companies Law) (including, in each case, similar concepts under Israeli or any other applicable law), to vote any equity securities of the Company or any of its Subsidiaries, including in connection with a proposed change in Control or other extraordinary or fundamental transaction involving the Company or any of its Subsidiaries, or a public proposal for the election or replacement of any directors of the Company or any of its Subsidiaries, not approved by the board of directors of the Company or such Subsidiary prior to first public disclosure thereof, (ii) publicly called, or publicly sought to call, a meeting of shareholders of the Company or any of its Subsidiaries or publicly initiated any shareholder proposal or meeting agenda item for action by shareholders of the Company or any of its Subsidiaries (including through action by written consent), in each case not approved by the board of directors of the Company or such Subsidiary prior to first public disclosure thereof, (iii) commenced a “tender offer” (as such term is used in Regulation 14D under the Exchange Act or in the Israeli Companies Law) to acquire equity securities of the Company or any of its Subsidiaries that was not approved (at or before the time of commencement) by the board of directors of the Company or such Subsidiary, (iv) otherwise publicly acted, alone or in concert with others, to seek to Control or influence the board of directors of the Company or shareholders of the Company or any of its Subsidiaries (provided that this clause (iv) is not intended to apply to the activities of any member of the board of directors of the Company or such Subsidiary, with respect to the Company or such Subsidiary, taken in good faith solely in his or her capacity as a director of the Company or such Subsidiary), (v) otherwise acted, alone or in concert with others or upon the recommendation of proxy advisory firms or in accordance with established internal proxy voting guidelines, to vote against any recommendations of the board of directors board of directors of the Company or influence the shareholders of the Company or any of its Subsidiaries with respect to any meeting agenda item for action by shareholders of the Company or any of its Subsidiaries, or (vi) publicly disclosed any intention, plan, arrangement or other Contract to do any of the foregoing.

“ADS” means American Depositary Shares representing Ordinary Shares, each ADS as of the date hereof representing twenty Ordinary Shares.

“Affiliate” (including, with a correlative meaning, “affiliated”) means, when used with respect to a specified Person, a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person.

“Beneficially Own”, “Beneficial Owner” and “Beneficial Ownership” mean, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act (as in effect on the date of this Undertaking). In addition, a Person shall be deemed to be the Beneficial Owner of, and shall be deemed to Beneficially Own and have Beneficial Ownership of, any securities which are the subject of, or the reference securities for, or that underlie, any Derivative Instrument of such Person, with the number of securities Beneficially Owned being the notional or other number of securities specified in the documentation evidencing the Derivative Instrument as being subject to be acquired upon the exercise or settlement of such Derivative Instrument or as the basis upon which the value or settlement amount of such Derivative Instrument is to be calculated in whole or in part or, if no such number of securities is specified in such documentation, as determined by the Board in its sole discretion to be the number of securities to which the Derivative Instrument relates.

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“Board” means the board of directors of the Company.

“Business Day” means a day that is not a Friday, Saturday, or a statutory or civic holiday in Tel Aviv, Israel or any other day on which banks in Tel Aviv, Israel are required or authorized to be closed.

“Company Competitor” means any Person competing with the Company with respect to any of its products.

“Contract” means any contract, agreement, instrument, undertaking, indenture, commitment, loan, license, settlement, consent, note or other legally binding obligation (whether or not in writing).

“Control”, “Controlled” and “Controlling” mean, when used with respect to any specified Person, the power to vote at least 25% of the voting power of a Person, or the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by Contract or otherwise, and the terms “Controlled by” and “under common Control with” shall be construed accordingly.

“Current Directors” means the directors serving on the Board as of the date of this Undertaking.

“Depositary” means the depositary with respect to the ADSs, which as of the date hereof is BNY Mellon.

“Derivative Instrument” means any and all derivative securities (as defined under Rule 16a-1 under the Exchange Act) that increase in value as the value of any Equity Securities of the Company increases, including a long convertible security, a long call option and a short put option position, in each case, regardless of whether (a) such derivative security conveys any voting rights in any Equity Security, (b) such derivative security is required to be, or is capable of being, settled through delivery of any Equity Security or (c) other transactions hedge the value of such derivative security.

“Equity Right” means, with respect to any Person, any security (including any preferred share, capital note, debt security or hybrid debt-equity security) or obligation convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls, warrants, restricted shares, restricted shares units, deferred share awards, share units, “phantom” awards, dividend equivalents, participations, interests, rights or commitments relating to, or any share appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock or earnings of such Person.

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“Equity Securities” means (a) Ordinary Shares, ADSs, preferred shares or other capital stock or equity interests or equity-linked interests of the Company and (b) Equity Rights that are directly or indirectly exercisable or exchangeable for or convertible into Ordinary Shares, ADSs, preferred shares or other capital stock or equity interests or equity-linked interests of the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Governmental Authority” means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) department, agency or instrumentality of a federal, state, local, municipal, foreign or other government, including any state-owned or state controlled instrumentality of a foreign or other government, (d) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (e) international or multinational organization formed by states, governments or other international organizations, (f) organization that is designated by executive order pursuant to Section 1 of the United States International Organizations Immunities Act (22 U.S.C. 288 of 1945), as amended, and the rules and regulations promulgated thereunder or (g) other body (including any industry or self-regulating body) exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police or regulatory authority or power of any nature.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Group Member” means, with respect to any specified Person, any Affiliate of the specified Person that is, directly or indirectly, Controlled by the specified Person and includes any Person with respect to which the specified Person is a direct or indirect Subsidiary.

“Hedging Arrangement” means any transaction or arrangement, including through the creation, purchase or sale of any security, including any security-based swap, swap, cash- settled option, forward sale agreement, exchangeable note, total return swap or other derivative, in each case, the effect of which is to hedge the risk of owning Equity Securities.

“Incumbent Directors” means (a) the Current Directors, (b) new directors nominated or appointed by a majority of the Current Directors and (c) other directors nominated or appointed by a majority of the Current Directors and other Incumbent Directors.

“Israeli Companies Law” means the Israeli Companies Law, 5759-1999, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

“Israeli Securities Laws” means the Israeli Securities Law, 5728-1968, the rules and regulations promulgated under thereunder, and any listing rules and regulations of the TASE.

“Law” means any supranational, international, national, federal, state, provincial, local or similar law (including common law), statute, code, order, ordinance, rule, regulation, treaty (including any tax treaty), license, permit, authorization, approval, consent, decree, injunction, binding judicial or administrative interpretation or other requirement, in each case enacted, promulgated issued or entered by a Governmental Authority.

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“Lock-Up Period” means, with respect to the Consideration Shares or any other Shares (the “Locked-Up Shares”), during the period commencing on the date of the issuance or acquisition of each of the Locked-Up Shares (such date, the “Issue Date”) and ending on the date that is twelve (12) months after the Issue Date.

“Ordinary Shares” means the ordinary shares of the Company, no par value.

“Ordinary Share Equivalents” means (i) in the case of an Ordinary Share, one Ordinary Share or (ii) in the case of an ADS, the number of Ordinary Shares represented by such ADS. For purposes of calculating the number of Ordinary Share Equivalents outstanding, Ordinary Shares underlying ADSs shall not be counted separately as being outstanding (i.e., such Ordinary Shares shall be counted only once).

“Party” means a party to this Undertaking.

“Permitted Transferee” means the Shareholder and any direct or indirect wholly owned Subsidiary of the Shareholder; provided that if any such transferee of Shares ceases to be a direct or indirect wholly owned Subsidiary of the Shareholder, (a) such transferee shall, and the Shareholder shall procure that such transferee shall, immediately Transfer back the transferred Shares to the applicable transferor, or, if such transferor by that time is no longer a Permitted Transferee, to the Shareholder, as if such Transfer of such Shares had not taken place ab initio, and (b) the Company shall no longer, and shall instruct its transfer agent, Israeli registration company, the Depositary and other third parties to no longer, record or recognize such Transfer of such Shares on the shareholders’ register of the Company and/or the register of ADS holders of the Depositary.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated association, corporation, firm or other entity or group (as defined in the Exchange Act) or any Governmental Authority.

“Prohibited Transferee” means (a) any Company Competitor, (or (b) any Person who after such Transfer, would Beneficially Own more than 5% of the Voting Securities and to the knowledge of the Shareholder, after due inquiry on the date of the applicable Transfer, would report its ownership position on Schedule 13D (or successor form).

“Representatives” means, as to any Person, its Affiliates and its and their respective directors, officers, managers, employees, agents, attorneys, accountants, financial advisors and other advisors or representatives.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder.

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“Securities Laws” means the Securities Act, the Exchange Act and the Israeli Securities Laws.

“Share Percentage Cap” means the Initial Share Percentage; provided that (a) immediately following any Transfer of Shares by the Shareholder (other than to a Permitted Transferee), the Share Percentage Cap shall be reduced to a percentage equal to (i) the aggregate number of Ordinary Share Equivalents Beneficially Owned by the Shareholder and its Group Members immediately following such Transfer of Shares (excluding any Ordinary Share Equivalents for which Beneficial Ownership was acquired in violation of this Undertaking prior to such Transfer), divided by (ii) the aggregate number of Ordinary Share Equivalents outstanding immediately following such Transfer of Shares; (b) the Share Percentage Cap shall in no event be less than 0.25%; and (c) to the extent that any Shares that are deemed to have been Transferred pursuant to any Hedging Arrangement are subsequently returned or released to the Shareholder by a counterparty with respect to such Hedging Arrangement (including as a result of the Shareholder electing cash settlement of such Hedging Arrangement), such Shares shall be treated as if they had not been Transferred by the Shareholder for purposes of this Undertaking and the Share Percentage Cap shall be adjusted accordingly.

“Shares” means (a) the Consideration Shares and (b) any Equity Securities issued or issuable with respect to the Consideration Shares on or after the date of this Undertaking by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and

“Standstill Level” means, as of any date, a number of Ordinary Share Equivalents equal to (a) the Share Percentage Cap, multiplied by (b) the number of Ordinary Shares outstanding on such date.

“Standstill Period” means the period beginning on the date hereof and ending on the first Business Day on which the Shareholder and its Group Members, collectively Beneficially Own a number of Ordinary Share Equivalents less than 0.25% of the then issued and outstanding Ordinary Shares; provided that for purposes of Section 4.1(a) only, “Standstill Period” shall mean the period beginning on the date hereof and ending on the first Business Day on which none of the Shareholder or its Group Members Beneficially Own any Ordinary Shares or ADSs.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which a majority of the total voting power or control of such entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“TASE” means the Tel Aviv Stock Exchange.

“Voting Securities” means the Ordinary Share Equivalents and any other securities of the Company entitled to vote at any general meeting of the Company which were issued as Consideration Shares pursuant to the SPA.

6

ARTICLE II

TRANSFER RESTRICTIONS

Section 2.1 Restrictions on Transfer. The right of the Shareholder and its Affiliates to directly or indirectly, in any single transaction or series of related transactions, sell, assign, pledge, hypothecate or otherwise transfer (or enter into any Contract or other obligation regarding the future sale, assignment, pledge or transfer of) Beneficial Ownership of (each, a “Transfer”) any Shares is subject to the restrictions set forth in this Article II, and no Transfer of Shares by the Shareholder or any of its Affiliates may be effected except in compliance with this Article II. Any attempted Transfer in violation of this Undertaking shall be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Undertaking, and shall not be recorded on the stock transfer books of the Company or the Depositary or any local custodian or transfer agent.

(a) The Shareholder shall not directly or indirectly, in any single transaction or series of related transactions, Transfer any Shares during the applicable Lock-Up Period without the prior written consent of the Company, other than:

(i) a Transfer of Shares in response to a tender or exchange offer by any Person that has been approved or recommended by the Board (provided a majority of directors at the time of such approval or recommendation are Incumbent Directors) or a Transfer of Shares permitted by Section 2.1(e);

(ii) a Transfer of Shares to the Company or a Subsidiary of the Company;

(iii) a Transfer of Shares to a Permitted Transferee, so long as such Permitted Transferee, to the extent it has not already done so, executes a customary joinder to this Undertaking, in form and substance reasonably acceptable to the Company, in which such Permitted Transferee agrees to be bound by the terms of this Undertaking as if such Permitted Transferee was an original party hereto;

(iv) [a Transfer of Shares as a result of any acquisition of outstanding stock of Shareholder (by merger, consolidation or otherwise) or any sale of all or substantially all of the assets of Shareholder; provided that any such Transfer that would result in any Person becoming the ultimate parent entity of the Shareholder (such that the Shareholder is a direct or indirect Subsidiary of another Person or all or substantially all of the Shareholder’s assets have been acquired by another Person) shall be subject to Section 5.7; [Note to Draft: Not relevant where the Shareholder is a natural person]

provided, in each case, that any such Transfer is made in accordance with all applicable Laws.

(b) Following the Lock-Up Period of any Shares, the Shareholder shall be entitled to Transfer the applicable Shares in its sole discretion, subject to Section 2.1(d) and provided that the Shareholder shall not directly or indirectly, in any single transaction or series of related transactions, Transfer any Shares:

(i) other than in accordance with all applicable Laws and the other terms and conditions of this Undertaking; or

7

(ii) to any Prohibited Transferee (except in a Permitted Transfer).

The Shareholder shall not be deemed to have breached its obligations under Section 2.1(b)(ii) as it relates to Prohibited Transferees with respect to the Transfer of Shares to any Person so long as the Shareholder acts in good faith, based on generally available public information and the advice of its financial advisors, to determine whether such Person is a Prohibited Transferee.

(c) “Permitted Transfer” means, in each case, following the expiration of the Lock-Up Period and so long as such Transfer is in accordance with applicable Law:

(i) a Transfer of Shares in accordance with Section 2.1(a);

(ii) a Transfer of Shares effected through a “brokers’ transaction” as defined in Rule 144(g) executed on a securities exchange or over- the-counter market by a securities broker-dealer acting as agent for the Shareholder (so long as such Transfer is not directed by the Shareholder to be made to a particular counterparty or counterparties and the Shareholder reasonably believes, after due inquiry, as of the date of such Transfer, that the Transfer executed by such broker-dealer is not or will not be to a Prohibited Transferee);

(iii) a Transfer of Shares to a counterparty (other than a Prohibited Transferee) in connection with a Hedging Arrangement, including any related Transfer of Shares or other Equity Securities by any such counterparty to any other Person (so long as such Transfer by such counterparty is not at the express direction of the Shareholder and the Shareholder reasonably believes, after due inquiry, as of the date of such Transfer, that the Transfer by such counterparty is not or will not be to a Prohibited Transferee); or

(iv) a Transfer of Shares permitted by Section 2.1(e).

(d) Notwithstanding anything to the contrary contained herein but subject to Section 2.1(e), the Shareholder shall not Transfer, or cause or permit the Transfer of, any Shares in connection with any “tender offer” (as such term is used in Regulation 14D under the Exchange Act or Chapters Two and Three of Part VIII of the Israeli Companies Law) or any merger or merger-type transaction, which is either not approved or recommended by the Board or approved or recommended by the Board when a majority of directors at the time of such approval or recommendation are not Incumbent Directors.

(e) Notwithstanding anything to the contrary herein, nothing in this Undertaking will prohibit the Shareholder from agreeing to, and from Transferring, or causing or permitting the Transfer of, any Shares in connection with, any “special tender offer” under Chapter Two of Part VIII of the Israeli Companies Law with respect to which the Board comprising a majority of directors who are Incumbent Directors has determined not to express or make a recommendation (whether in favor or against).

(f) The entry by the Shareholder into a Hedging Arrangement with respect to any Shares shall be deemed to be a Transfer of such Shares for purposes of this Undertaking and shall be subject to the provisions of this Section 2.1.

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ARTICLE III

VOTING AND PROXIES

Section 3.1 Voting Undertakings.

(a) With respect to any number of Ordinary Share Equivalents Beneficially Owned by the Shareholder and its Group Members, as a group, which were issued any Consideration Shares pursuant to such Person’s applicable SPA, and for so long as such Consideration Shares are Beneficially Owned by the Shareholder and its Group Members, as a group(hereinafter, the “Voting Undertaking Period”), the Shareholder shall cause all of the Voting Securities Beneficially Owned by it or any of its Group Members or over which it or any of its Group Members has voting control to be voted, (i) in favor of all those persons nominated and recommended to serve as directors of the Company by the Board and/or any applicable committee thereof (provided a majority of directors on the Board and/or such committee at the time of such approval or recommendation are Incumbent Directors), (ii) with respect to any matter relating to remuneration of directors, directors’ insurance or indemnification or release from liability of directors, in favor of the proposal recommended by the Board following the prior recommendation by any applicable statutory independent committee thereof (provided a majority of directors on the Board and/or such committee at the time of such approval or recommendation are Incumbent Directors); provided, however, that in the event such matter relating to remuneration of directors, directors’ insurance or indemnification or release from liability of directors is a matter in which all of the Incumbent Directors (including any on the applicable statutory independent committee of the Board approving such matter) have a personal interest, then in a manner which is proportionally consistent with the votes received by the Company on behalf of any Ordinary Shares not Beneficially Owned by the Shareholder or any of its Group Members (excluding the votes of any Activist Investors and/or any discretionary proxies which may have been received by the Company), and (iii) with respect to any other action, proposal or matter to be voted on by the shareholders of the Company (including through action by written consent), in accordance with the recommendation of the Board or any applicable committee thereof (so long as a majority of directors on the Board and/or such committee at the time of such recommendation are Incumbent Directors); provided, however, that the undertakings in sub-clauses (ii) and (iii) above shall not apply to matters which require the declaration of a personal interest and/or affiliation with a controlling shareholder as defined in, and in accordance with, the Israeli Companies Law (the “Voting Undertaking”). Notwithstanding the foregoing, the Shareholder and its Group Members shall be free to vote at their discretion in connection with any proposal submitted for a vote of the shareholders of the Company in respect of (A) the issuance of Equity Securities in connection with any merger, consolidation or business combination of the Company, (B) any merger, consolidation or business combination of the Company or (C) the sale of all or substantially all the assets of the Company, except in each of clause (A), (B) and (C) where such proposal has not been approved or recommended by the Board or has been approved or recommended by the Board when a majority of directors at the time of such approval or recommendation are not Incumbent Directors, in which event the Voting Undertaking shall apply.

(b) During any Voting Undertaking Period, with respect to any matter that the Shareholder is required to vote on in accordance with Section 3.1(a), the Shareholder shall cause each Voting Security owned by it or over which it has voting control to be voted by completing the proxy forms distributed by the Company or the voting instructions distributed by the Depositary, as applicable, and not by any other means. The Shareholder shall deliver the completed proxy form to the Company or the completed voting instruction form to the Depositary (with a copy sent to the Company Secretary), as applicable, no later than five (5) Business Days prior to the date of such general meeting of the Company. Upon the written request of the Company, the Shareholder hereby agrees to take such further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this Section 3.1(b).

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Section 3.2 Irrevocable Proxy.

(a) By execution of this Undertaking, Shareholder does hereby appoint Company, or any duly authorized agent thereof, with full power of substitution and resubstitution, as Shareholder’s true and lawful attorney and irrevocable proxy, to the fullest extent of the Shareholder’s rights with respect to each Voting Security owned by it or over which it has voting control, solely with respect to any matter that the Shareholder is required to vote on in accordance with Section 3.1(a) hereof, and for which matters such Shareholder is not required to provide a declaration of a personal interest and/or affiliation with a controlling shareholder as defined in, and in accordance with, the Israeli Companies Law, if the Shareholder is unable or unwilling to perform his, her or its obligations under this Undertaking (the “Proxy”). Shareholder intends this Proxy to be irrevocable and coupled with an interest hereunder until the end of the term of this Undertaking (as set forth in Section 5.3 hereof).

(b) Without prejudice to that which is set forth in Section 4.7 to the Deposit Agreement dated November 25, 2015 by and amongst the Depositary, the Company, and owners and holders of ADSs, as amended, and as may be amended in the future, the Shareholder hereby expressly and irrevocably revokes any, (i) proxies previously granted with respect to each Voting Security owned by it or over which it has voting control and represents that none of such previously-granted proxies are irrevocable, and/or, (ii) until the end of the term of this Undertaking (as set forth in Section 5.3 hereof), any proxies it may grant with respect to each Voting Security owned by it or over which it has voting control which are not in accordance with the terms and conditions of this Undertaking and any such proxies shall be deemed void ab initio, and to any such extent as such may not be deemed void ab initio under any applicable legal doctrine, such shall nonetheless be deemed superseded and replaced by the Proxy, which shall be deemed to have been issued later than any other such proxy.

Section 3.3 Control Block Limitations

(a) To such extent that the Voting Undertaking and/or the Proxy shall, on its own, or aggregated under applicable law with one or more voting undertakings, proxies, voting agreements or any other such instruments (“Voting Instruments”) which were duly entered into by the parties to such instruments, be deemed to create a “controlling block” necessitating a “special tender offer” under Chapter Two of Part VIII of the Israeli Companies Law (“Control Block”), and without prejudice, however, to any of the Shareholder’s other obligations pursuant to this Undertaking with respect to each Voting Security owned by it or over which it has voting control, the Voting Undertaking and/or the Proxy shall immediately be deemed null and void, but only with respect to the minimal number of Voting Securities as shall be necessary to have the effect that the Voting Securities to which such Voting Undertaking and/or Proxy continues to apply will not be above the applicable threshold in the Israeli Companies Law which causes the creation of such a Control Block, all as determined by the Company in its sole and absolute discretion.

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(b) In the event that the entry into any Voting Instruments by the Shareholder is in breach of this Undertaking, or in breach of any other agreement between the parties to such Voting Instrument(s) and the Company, the Shareholder does hereby appoint Company, or any duly authorized agent thereof, with full power of substitution and resubstitution, as Shareholder’s true and lawful attorney and irrevocable proxy, to the fullest extent of the Shareholder’s rights with respect to such Voting Instrument, to take any action, at Shareholder’s expense, to terminate or invalidate such Voting Instrument it order to prevent the creation of such a Control Block.

ARTICLE IV

STANDSTILL

Section 4.1 Restrictions. During the Standstill Period, the Shareholder shall not, directly or indirectly, and shall cause its Representatives (to the extent acting on behalf of the Shareholder) and Group Members not, directly or indirectly, to, without the prior written consent of, or waiver by, the Company:

(a) subject to Section 4.2, acquire, offer or seek to acquire, agree to acquire or make a proposal (including any private proposal to the Company or the Board) to acquire, by purchase or otherwise (including through the acquisition of Beneficial Ownership), any securities (including any Equity Securities or Voting Securities) or Derivative Instruments, or direct or indirect rights to acquire any securities (including any Equity Securities or Voting Securities) or Derivative Instruments, of the Company or any Subsidiary or Affiliate of the Company or any successor to or Person in Control of the Company, or any securities (including any Equity Securities or Voting Securities) or indebtedness convertible into or exchangeable for any such securities or indebtedness; provided that the Shareholder may acquire, offer or seek to acquire, agree to acquire or make a proposal to acquire Ordinary Share Equivalents (and any securities (including any Equity Securities or Voting Securities) convertible into or exchangeable for Ordinary Share Equivalents) and Derivative Instruments with respect to Ordinary Share Equivalents, if, immediately following such acquisition, the collective Beneficial Ownership of Ordinary Share Equivalents of the Shareholder and its Group Members, as a group, would not exceed the Standstill Level;

(b) offer, or seek to acquire, or participate in any acquisition of a majority of the consolidated assets of the Company and its Subsidiaries, taken as a whole;

(c) conduct, fund or otherwise become a participant in any “tender offer” (as such term is used in Regulation 14D under the Exchange Act or Chapters Two and Three of Part VIII the Israeli Companies Law) or in any merger or merger type transaction, involving Equity Securities, Voting Securities or any securities convertible into, or exercisable or exchangeable for, Equity Securities or Voting Securities, in each case either not approved by the Board or approved by the Board when a majority of directors at the time of such approval or recommendation are not Incumbent Directors;

(d) otherwise act in concert with others to seek to control or influence the Board or shareholders of the Company or its Subsidiaries or Affiliates; provided that nothing in this clause (d) shall preclude the Shareholder or its Representatives from engaging in discussions with the Company or its Representatives;

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(e) make or join or become a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in (or in any way knowingly encourage) any “solicitation” of “proxies” (as such terms are defined in Regulation 14A as promulgated by the SEC and assuming for this purpose that the Company was subject to the proxy rules under Section 14 of the Exchange Act) (including, in each case, similar concepts under Israeli law, including submission of positions statements), or consent to vote any Voting Securities or any of the voting securities of any Subsidiaries or Affiliates of the Company (including through action by written consent), or otherwise knowingly advise or influence any Person with respect to the voting of any securities of the Company or its Subsidiaries or Affiliates;

(f) make any public announcement with respect to, or solicit or submit a proposal for, or offer, seek, propose or indicate an interest in (with or without conditions) any merger or merger type transaction, including, but not limited to, a merger pursuant to Chapter One of Part VIII or Chapter Three of Part IX of the Israeli Companies Law, consolidation, business combination, “tender offer” (as such term is used in Regulation 14D under the Exchange Act or Chapters Two and Three of Part VIII of the Israeli Companies Law), recapitalization, reorganization, purchase or license of a material portion of the assets, properties, securities or indebtedness of the Company or any Subsidiary or Affiliate of the Company, or other similar extraordinary transaction involving the Company, any Subsidiary of the Company or any of its securities or indebtedness, or enter into any discussions, negotiations, arrangements, understandings or agreements (whether written or oral) with any other Person regarding any of the foregoing;

(g) call or seek to call a meeting of shareholders of the Company or initiate any shareholder proposal or meeting agenda item for action of the Company’s shareholders, or seek election or appointment to or to place a representative on the Board or seek the removal of any director from the Board;

(h) form, join, become a member or in any way participate in a Group (other than with the Shareholder, any of its Group Members or any counterparty (other than a Prohibited Transferee) in connection with a Hedging Arrangement that complies with Section 2.1(c)(iii) with respect to the securities of the Company or any of its Subsidiaries or Affiliates;

(i) deposit any Voting Securities in a voting trust or similar Contract or subject any Voting Securities to any voting agreement, pooling arrangement or similar arrangement or Contract, or grant any proxy with respect to any Voting Securities (in each case, other than (i) with the Shareholder or any of its wholly owned Subsidiaries, (ii) as part of a Hedging Arrangement that complies with Section 2.1(c)(iv) or (iii) in accordance with Section 3.1);

(j) make any proposal or disclose any plan, or cause or authorize any of its and their directors, officers, employees, agents, advisors and other Representatives to make any proposal or disclose any plan on its or their behalf, inconsistent with the foregoing restrictions;

(k) knowingly take any action or cause or authorize any of its and their directors, officers, employees, agents, advisors and other Representatives to take any action on its or their behalf, that would reasonably be expected to require the Company or any of its Subsidiaries or Affiliates to publicly disclose any of the foregoing actions or the possibility of a business combination, merger or other type of transaction or matter described in this Section 4.1;

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(l) knowingly advise, assist, arrange or otherwise enter into any discussions or arrangements with any third party with respect to any of the foregoing; or

(m) directly or indirectly, contest the validity of, any provision of this Section 4.1 (including this subclause) or Section 3.1 (whether by legal action or otherwise).

Section 4.2 Exclusions. The prohibition in Section 4.1(a) shall not apply to the activities of the Shareholder or any of its Group Members in connection with:

(a) acquisitions made as a result of a stock split, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change approved or recommended by the Board (provided a majority of directors at the time of such approval or recommendation are Incumbent Directors); or

(b) acquisitions made in connection with a transaction or series of related transactions in which the Shareholder or any of its Group Members acquires a previously unaffiliated business entity that Beneficially Owns Equity Securities, Voting Securities or Derivative Instruments, or any securities convertible into, or exercisable or exchangeable for, Equity Securities, Voting Securities or Derivative Instruments, at the time of the consummation of such acquisition, provided that in connection with any such acquisition, the Shareholder or such applicable Group Member, as the case may be, either (A) causes such entity to divest the Equity Securities, Voting Securities or Derivative Instruments, or any securities convertible into, or exercisable or exchangeable for, Equity Securities, Voting Securities or Derivative Instruments, Beneficially Owned by the acquired entity within a period of one hundred twenty (120) calendar days after the date of the consummation of such acquisition, or (B) divests the Equity Securities, Voting Securities or Derivative Instruments, or any other securities convertible into, or exercisable or exchangeable for, Equity Securities, Voting Securities or Derivative Instruments, Beneficially Owned by the Shareholder and its Affiliates, in an amount so that the Shareholder and its Affiliates, together with such acquired business entity, shall not, acting alone or as part of a Group, directly or indirectly, Beneficially Own a number of Ordinary Share Equivalents in excess of the Standstill Level following such acquisition, and prior to the disposition thereof, such Ordinary Share Equivalents or other Voting Securities remain subject to the terms of this Undertaking in all respects, or (C) causes such entity to execute a customary joinder to this Undertaking, in form and substance reasonably acceptable to the Company, in which such entity agrees to be bound by the terms of this Undertaking as if such entity was an original party hereto.

ARTICLE V

MISCELLANEOUS

Section 5.1 Notices. All notices and other communications made pursuant to or under this Undertaking will be in writing and will be deemed to have been duly given or made (a) when personally delivered, (b) when transmitted by facsimile or electronic mail if such transmission occurs on a Business Day before 5:00 p.m. (recipient local time), or the next succeeding Business Day if such transmission occurs at any other time, (c) three Business Days after deposit with a nationally recognized international overnight courier service, or (d) ten Business Days after the mailing if sent or by registered or certified international mail, postage prepaid, return receipt requested. All notices and other communications under this Undertaking will be delivered to the addresses set forth below, or such other address as such Party may have given to the other Parties by notice pursuant to this Section 5.1~~:~~

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If to the Shareholder:

E-Mail:
Attention:

If to the Company:	Kitov Pharmaceuticals Holdings Ltd. One Azrieli Center, Round Tower 132 Menachem Begin Road Email: avraham@kitovpharma.com Attention: Avraham Ben-Tzvi, Adv.

Section 5.2 Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with or related to the transactions contemplated hereby will be paid by the Party incurring such fees or expenses. In the event of termination of this Undertaking, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Undertaking by the other.

Section 5.3 Term. Notwithstanding anything contained herein to the contrary, this Undertaking shall terminate, and all rights and obligations hereunder shall cease, on the date upon which the Shareholder and its respective Group Members, no longer Beneficially Owns Ordinary Shares of the Company, provided that in no event shall this Undertaking terminate prior to expiration of the last Lock-Up Period.

Section 5.4 Entire Undertaking. This Undertaking constitutes the entire agreement of the Parties relating to the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, with respect to the subject matter hereof.

Section 5.6 Successors. This Undertaking will be binding upon the Parties and their respective successors, permitted assigns, executors and legal representatives. Without limiting ARTICLE II hereof in any way, the Shareholder agrees that this Undertaking and the obligations hereunder shall attach to the Shares from the date hereof through the term of this Undertaking (pursuant to Section 5.3) and shall be binding upon any person to which legal or beneficial ownership of the Shares shall pass, whether by operation of law or otherwise, including the Shareholder’s heirs, guardians, administrators or successors, and the Shareholder further agrees to take all actions necessary to effectuate the foregoing.

Section 5.7 Assignments. All the provisions of this Undertaking by or for the benefit of the Shareholder or of the Company shall bind and inure to the benefit of their respective successors and permitted assigns Nothing in this Undertaking will limit the ability of the Company to assign its rights or obligations hereunder in connection with a merger, consolidation, combination, reorganization or similar transaction or the transfer, sale, lease, conveyance or disposition of all or substantially all of its assets. [The Shareholder will not enter into any transaction pursuant to which any Person would become its ultimate parent entity (such that the Shareholder is a direct or indirect Subsidiary of another Person or all or substantially all of the Shareholder’s assets have been acquired by another Person) without causing such Person to assume all of the Shareholder’s obligations under this Undertaking effective as of the consummation of such transaction.][Note to Draft: Not relevant where the Shareholder is a natural person] Any attempted assignment in violation of this Section 5.7 will be void ab initio.

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Section 5.8 Amendment; Waiver. This Undertaking will not be amended, modified or waived in any manner without the consent in writing duly executed and delivered by the Company as authorized to do so by the Board when a majority of directors at the time of such authorization are Incumbent Directors. No failure or delay of any Party to exercise any right or remedy given to such Party under this Undertaking and no custom or practice of the Parties in variance with the terms hereof, will constitute a waiver of any Party’s right to demand exact compliance with the terms hereof. Any written waiver will be limited to those items specifically waived therein and will not be deemed to waive any future breaches or violations or other non- specified breaches or violations unless, and to the extent, expressly set forth therein.

Section 5.9 Severability. If any term or provision of this Undertaking is held invalid, illegal or unenforceable in any respect under any applicable Law, the validity, legality and enforceability of all other terms and provisions of this Undertaking will not in any way be affected or impaired. If the final judgment of a court of competent jurisdiction or other Governmental Authority declares that any term or provision hereof is invalid, illegal or unenforceable, the Parties agree that the court making such determination will have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid, legal and enforceable and that comes closest to expressing the intention of the invalid, illegal or unenforceable term or provision.

Section 5.10 No Ownership Interest. Nothing contained in this Undertaking shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Ordinary Share Equivalents Beneficially Owned by the Shareholder or its Group Members. All rights, ownership and economic benefits of and relating to any Ordinary Share Equivalents Beneficially Owned by the Shareholder or its Group Members shall remain vested in and belong to the Shareholder or the applicable Group Member, and the Company does not have authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Shareholder or its Group Members or exercise any power or authority to direct Shareholder or any of its Group Members in the voting of any of the Ordinary Share Equivalents Beneficially Owned by the Shareholder or its Group Members, except as otherwise provided herein.

Section 5.11 Governing Law. This Undertaking will be construed and enforced in accordance with, and will be governed exclusively by, the internal Laws of the State of Israel, without giving effect to any Law or rule that would cause the Laws of any jurisdiction other than the State of Israel to be applied.

Section 5.12 Exclusive Jurisdiction. The Economic Division of the competent courts of Tel-Aviv, Israel shall have exclusive jurisdiction in all matters relating to any dispute arising out of or relating to this Undertaking, or the breach thereof, to the exclusion of any other jurisdiction. Each of the Parties (a) irrevocably consents to the exclusive jurisdiction and venue of the court as set forth above, (b) agrees that process may be served upon them in any manner authorized by the court for such persons, (c) waives the defense of an inconvenient forum and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process, and (d) agrees that a final judgment in such proceeding shall be final, binding and enforceable in any court of competent jurisdiction. Without prejudice to any of the provisions set forth in Section 5.13 below each Party agrees not to commence any legal proceedings subject to this Section 5.12 except in such courts.

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Section 5.13 Specific Performance. The Shareholder agrees that irreparable damage would occur in the event that any of the provisions of this Undertaking were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Company will be entitled to enforce specifically the provisions of this Undertaking, including obtaining an injunction or injunctions to prevent breaches or threatened breaches of this Undertaking, in any court designated to resolve disputes concerning this Undertaking (or, if such court lacks subject matter jurisdiction, in any appropriate court of competent jurisdiction), this being in addition to any other remedy to which the Company is entitled at Law or in equity. The Shareholder further agrees not to assert and waives (a) any defense in any action for specific performance that a remedy at Law would be adequate and (b) any requirement under any Law to post security or provide indemnity as a prerequisite to obtaining equitable relief.

Section 5.14 Other Remedies. Except to the extent set forth otherwise in this Undertaking, all remedies under this Undertaking expressly conferred upon the Company will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or in equity upon the Company, and the exercise by the Company of any one remedy will not preclude the exercise of any other remedy.

Section 5.15 Rules of Construction. The following rules of construction will govern the interpretation of this Undertaking:

(a) all references to Articles, Sections or Schedules are to Articles, Sections or Schedules in this Undertaking, unless otherwise stated explicitly;

(b) each accounting term not otherwise defined in this Undertaking has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

(c) unless the context otherwise requires, words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, the feminine or neuter gender will include the masculine, feminine and neuter;

(d) whenever the words “include,” “includes” or “including” are used in this Undertaking they will be deemed to be followed by the words “but not limited to”;

(e) the word “extent” in the phrase “to the extent” will mean the degree to which a subject or other thing extends, and such phrase will not simply mean “if”;

(f) references to any statute, rule, regulation or form (including in the definition thereof) will be deemed to include references to such statute, rule, regulation or form as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, include any rules and regulations promulgated under such statute), and all references to any section of any statute, rule, regulation or form include any successor to such section;

(g) time is of the essence with regard to all dates and time periods set forth or referred to in this Undertaking;

(h) the subject headings of Articles and Sections of this Undertaking are included for purposes of convenience of reference only and will not affect the construction or interpretation of any of its provisions;

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(i) (i) the terms “hereof”, “herein”, “hereby”, “hereto”, and derivative or similar words refer to this entire Undertaking, including the Schedules and Exhibits hereto,

(ii) the term “any” means “any and all” and (iii) the term “or” will not be exclusive and will mean “and/or”;

(j) (i) references to “days” means calendar days unless Business Days are expressly specified, (ii) references to “NIS” mean New Israeli Shekels and (iii) references to “$” mean U.S. dollars;

(k) the term “foreign” will mean non-U.S.; and

(l) the Parties have participated jointly in the negotiation and drafting of this Undertaking; in the event an ambiguity or question of intent or interpretation arises, this Undertaking will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions hereof and the language used will be deemed to be the language chosen by the Parties to express their mutual intent.

Section 5.16 Counterparts; Deliveries. This Undertaking may be executed simultaneously in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Undertaking and any amendments hereto or thereto, to the extent signed and delivered by means of electronic transmission of .pdf files or other image files via e-mail, cloud-based transfer or file transfer protocol, or use of a facsimile machine, will be treated in all manners and respects and for all purposes as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party to any such agreement or instrument will raise the use of electronic transmission or a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of electronic transmission or a facsimile machine as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the Parties have executed this Undertaking as of the date first written above.

SHAREHOLDER:

[####]

ACCEPTED AND AGREED

KITOV PHARMACEUTICALS HOLDINGS LTD.

By:
Name:
Its:

Katzanell Dimant Trustees Ltd.

Tel Aviv

(hereinafter referred to as the “Escrow Agent”)

Dear Sir,

According to the Stock Purchase Agreement (the “Agreement”) dated September ___, 2017 between Kitov Pharmaceuticals Holdings Ltd. an Israeli publicly traded corporation (“Buyer”) and certain stockholders of TyrNovo Ltd., an Israeli private corporation (the “Company”), who are identified on Exhibit A attached hereto (collectively “Sellers” and individually a “Seller”), Buyer will purchase from Sellers, and Sellers will sell to Buyer, shares of the Company (the “Shares”) in return for the equity based consideration as further detailed in the Agreement and the Exhibits attached thereto. (Unless otherwise specifically defined hereunder, any capitalized term used herein shall have the definition allocated to it in the Agreement).

Pursuant to Section 2.2 of the Agreement, at the Closing Buyer shall deposit [________] shares of the Buyer (the “Consideration Shares”) with the Escrow Agent (the “Escrow Deposit”), on the date provided therein. The Parties hereby instruct the Escrow Agent to release Escrow Deposit upon the occurrence of certain specific events as described therein.

In accordance with the aforementioned, the undersigned hereby irrevocably instruct you as follows:

1	Upon receiving notice (the “Release Notice”) duly signed by Buyer to the effect that any Buyer Indemnified Parties are entitled to indemnification pursuant to the Agreement, Escrow Agent is herewith irrevocably empowered and authorized, as the undersigned’s legal proxy, with full power and authority, on behalf of the undersigned, subject to the provisions of Section 2 below, to release, all or any part of the Escrow Deposit to the Buyer.

2.	2.1	Upon receiving the Release Notice the Escrow Agent will immediately send a copy thereof to Seller asking for its comments thereto.

2.2	In case the Escrow Agent does not receive any Refusal Notice (defined below) from Seller within 10 (ten) business days (as defined by the Israeli Joint investment trust law) (“Business Day”) from the day the Release Notice was sent to Seller, the Escrow Agent shall release the Escrow Deposit to the Buyer as set forth in the Release Notice.

2.3	If during the 10 (ten) Business Days period stated in section 2.2 above, the Escrow Agent will receive a written reply from Seller, in which Seller objects to all or part of such release and details the reasons for such objections (“Refusal Notice”), the Escrow Agent will not release the portion of the Escrow Deposit release which is under dispute, and will immediately notify Buyer of such objection. The Escrow Agent will then await further instructions from both parties jointly, and at the Escrow Agent’s sole discretion, the Escrow Agent may, but shall not be obligated to, file a request in a court of law, pursuant to Section 6 below, for instructions.

2.4	On the fifth Business Day following [_________] (the “Expiration Date”), Escrow Agent will release the Escrow Deposit to the Seller.

2.5	Certain provisions concerning the Escrow Deposit:

2.5.1	Dividend and other proceeds – all dividends and other proceeds related to the Escrow Shares shall be kept in escrow and shall be designated as a part of the Escrow Deposit.

2.5.2	Upon execution of this Escrow Agreement, Escrow Agent will execute a proxy and power of attorney in a form attached as Appendix 2.5.3, to the benefit of the Seller with respect to the Consideration Shares held as part of the Escrow Deposit (“Proxy”). For avoidance of doubt it is clarified that nothing this Escrow Agreement nor in the Proxy shall derogate from the rights and obligations of each of the Seller and Buyer which are set forth in such Shareholder Undertaking and Agreement (the “Undertaking”), dated as of August , 2017, which was entered into by and between the Buyer and each Seller, and in the event of any conflict between this Escrow Agreement and/or the Proxy and the Undertaking, the terms and provisions of the Undertaking shall prevail. The Proxy shall expire upon notice of the Buyer to the Seller and the Escrow Agent (“Notice”)

3.	RESERVED

4.	The Escrow Agent shall not release the Escrow Deposit or any proceeds thereof other than pursuant to written instructions from Seller and Buyer jointly or pursuant to the provisions of this agreement.

6.	Notwithstanding any other provision hereof, in the event Escrow Agent receives conflicting demands from Seller and Buyer, the Escrow Agent may, in its sole discretion and at Seller’s expense, file an interpleader action, or any other action, with respect thereto in any court of competent jurisdiction and may, at its sole discretion, deposit the Escrow Deposit with the clerk of the court or withhold the release of the Deposit Amount until instructed otherwise by court order.

7.	The Escrow Agent shall not be responsible for the performance by Seller and/or Buyer of their respective obligations under the Agreement.

8.	Escrow Agent shall not be required to inquire into:

(i)	the truth of any statements or representations contained in any notices, certificates, or other documents and/or instruments required or permitted hereunder, and it may assume that the signatures on any such documents and/or instruments are genuine, that the persons signing on behalf of any party thereto are duly authorized to issue such documents and/or instruments, and that all actions necessary to render any such documents and/or instruments binding on any party thereto have been duly undertaken, and

(ii)	the contents, genuineness, conformity, quality, character and the like of any material deposited with it hereunder, and

Seller and Buyer, jointly and severally, unconditionally and irrevocably release the Escrow Agent from any liability arising from any matter relating to the above, or any part thereof.

9.	Seller and Buyer, jointly and severally, hereby (a) release, and agree to indemnify and hold harmless, Escrow Agent from and against any and all liability for losses, damages, and expenses (including attorneys’ fees and out of pocket expenses) that may be incurred by it on account of any action taken by Escrow Agent pursuant to this letter of instructions, and (b) agree to defend and indemnify Escrow Agent from and against any and all claims, demands, or actions arising out of or resulting from any action taken by Escrow Agent pursuant to this letter of instructions.

10.	The arrangement under this letter of instructions may be terminated by the Escrow Agent by giving thirty (30) days written notice to Buyer and Seller and Escrow Agent shall act in accordance with the provisions of Section 11 below.

11.	Upon termination of the Escrow section 10 above, and unless the Escrow Deposit has been released prior thereto in accordance with the provisions hereof, the Escrow Agent will immediately deposit the Escrow Deposit with a trust company designated by Buyer who shall act as escrow agent for Buyer and Seller similar to the terms hereunder; or in event that no trust company was provided by the Buyer, the Escrow Agent shall, as its sole discretion choose the trust company, the Buyer and the Seller hereby irrevocably empower and authorize the Escrow Agent to sign and execute all required documentation in their name in order to transfer the Escrow to a trust company, as set forth above, as its sole discretion.

12.	All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered, given and received (a) if delivered by hand, when delivered; (b) if sent via facsimile transmission before 10:00 a.m. (Israel time) on any Business Day, when receipt is confirmed; (c) if sent via facsimile transmission on a day other than a Business Day and receipt is confirmed, or if sent after 10:00 a.m. (Israel time) on any Business Day and receipt is confirmed, on the Business Day following the date on which receipt is confirmed; (d) if sent by registered, certified or first class international mail, then ten Business Days after being sent; and (e) if sent by overnight delivery via a national courier service, one Business Day after being sent domestically and three Business Days if being delivered internationally, in each case to the address or facsimile telephone number set forth beneath the name of such party below:

If to Escrow Agent:	Ran Dimant, Adv.

Katzanell Dimant Trustees Ltd.

89 Medinat Hayehudim St., P.O.B 4026

Herzliya Business Park, Building E, 9th Floor

Herzliya Pituach, 4614001 Israel

M +972.54.4596968

P +972.9.9500555

F +972.9.9518666

If to Buyer:	Isaac Israel,CEO

Kitov Pharmaceuticals Holdings Ltd.

One Azrieli Center, Round Tower

132 Menachem Begin Road

Tel Aviv 6701101, Israel

Telephone: +972-3-9333121

Mobile: +972-52-5328200

Fax: +972-153-39311321

Copy to (such copy not to constitute notice):

Avraham Ben-Tzvi, Adv.

If to the Seller: ____________________

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited or air courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

13.	The Escrow Agent’s fees for his services hereunder shall be US$5,000 (five thousands U.S. Dollars) per annum (or any part thereof, pro-rata) paid on the fifth day of the first month of each 12 months periods with respect to the following year. Such fee shall be allocated to each Seller based on Seller’s Pro Rata Share of the Consideration Shares.

In addition, the Escrow Agent shall be entitled to US$200 (two hundred U.S. Dollars) per hour for any action or work the Escrow Agent will be required to take under this Agreement, plus any out of pocket expenses and value added tax at the rate legally applicable on the date of payment, which shall be paid to the Escrow Agent on monthly basis no later than the fifth day of each month with respect to the preceding month (“Escrow Fee”). All Escrow fees shall be borne by Sellers. Escrow fees which are attributable to all of the Sellers shall be Such fee shall be allocated to each Seller based on Seller’s Pro Rata Share of the Consideration Shares. Escrow fees which are attributable to matters concerning a specific Seller shall be borne by such Seller.

Any release of the Escrow Deposit shall be subject and contingent upon payment of all amounts due to the Escrow Agent including without limitation any Escrow Fee or expenses.

14.	Any release of the Escrow Deposit shall be subject and contingent upon Escrow Agent receipt of proof, satisfactory to Escrow Agent at its sole discretion, of exemption from tax withholding in connection with the transfer of the Escrow Deposit.

15.	This letter of instructions shall be governed by and construed in accordance with the laws of the State of Israel and shall be subject to the exclusive jurisdiction of the competent courts in Tel-Aviv - Jaffa.

16.	In event of contradiction between the terms of the Agreement and this agreement the provision of this agreement shall prevail.

17.	Escrow Agent is hereby authorize to deduct tax at the origin. The Parties will provide that all information and documentation required by the Escrow Agent will be provided to him.

Kitov Pharmaceuticals Holdings Ltd.	[SELLER]

Appendix 2.5.3

Proxy and Power-of-Attorney

__________, is hereby authorized: (a) to represent the undersigned at any and all general meetings of Kitov Pharmaceuticals Holdings Ltd. (hereinafter the “Company”) (including general meetings convened for the purpose of adopting extraordinary resolutions) and to vote thereat on any and all matters, in respect of all Ordinary Shares of the Company the undersigned holds according to the Escrow Agreement signed between the undersigned, Katzanell Dimant Trustees Ltd., Kitov Pharmaceuticals Holdings Ltd. an Israeli publicly traded corporation (“Buyer”) and __________ on such date set forth below (the “Shares” and the “Escrow Agreement”, respectively). This Proxy and Power-of-Attorney shall expire upon the receipt of a Notice (as defined in the Escrow Agreement).

__________________________.

By:
Name:
Title:

Dated: ________, 201X